Exhibit 10.7

MORTGAGE PARTNERSHIP FINANCE-®
SERVICES AGREEMENT

     This MORTGAGE PARTNERSHIP FINANCE (“MPF®”) Services Agreement (the “Agreement”) is entered into as of the 30th day of April, 1999 and is executed by the FEDERAL HOME LOAN BANK OF PITTSBURGH (the “Pittsburgh Bank”), a corporation of the United States of America, having its principal office at 601 Grant Street, Pittsburgh, Pennsylvania 15219, and the FEDERAL HOME LOAN BANK OF CHICAGO (the “MPF Provider”), a corporation of the United States of America, having its principal office at 111 East Wacker Drive, Suite 700, Chicago, Illinois 60601.

RECITALS:

     WHEREAS, the MPF Provider and Pittsburgh Bank are Federal Home Loan Banks (“FHLBs”) established under the authority of the Federal Home Loan Bank Act, 12 U.S.C. § 1421 et seq., to carry out a housing finance mission which includes supporting mortgage finance in a safe and sound manner;

     WHEREAS, in support of its housing finance mission, the MPF Provider has developed the MPF Program, a financial services product whereby an FHLB funds or purchases residential mortgage loans (“Mortgage Loans,” and individually a “Mortgage Loan”) through or from members of the MPF Provider, pursuant to separate Participating Financial Institution Agreements (“PFI Agreements”) with each participating member;

     WHEREAS, the Pittsburgh Bank wishes (i) to fund Mortgage Loans through its own members who pursuant to the MPF Program will be acting as agent for the Pittsburgh Bank in closing such Mortgage Loans, (ii) to purchase Mortgage Loans from its own members, and (iii) to have the MPF Provider operate and maintain the MPF Program for the benefit of the Pittsburgh Bank and any other FHLBs that are or may desire to participate in the MPF Program, including providing support services for the Pittsburgh Bank’s participation in the MPF Program; and

     WHEREAS, the MPF Provider is agreeable to making the MPF Program available to the Pittsburgh Bank so that it can be offered to the Pittsburgh Bank’s members, and is willing to operate and maintain the MPF Program for the benefit of the Pittsburgh Bank and other FHLB participants in the MPF Program, subject to the terms and conditions set forth in this Agreement; and

     WHEREAS, the parties contemplate entering into a participation pooling arrangement with other FHLBs whereby each FHLB that joins in the arrangement will contribute participation interests in MPF assets to a pool and in return will receive a pro rata interest in the total pool of participation interests; such arrangement is expected to supplement rather than supersede this Agreement.

     NOW THEREFORE, in consideration of the foregoing recitals, for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and the mutual covenants and conditions herein contained, the parties hereto hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

     As used herein, the following terms shall have the following respective meanings:

     “Additional Participation Fee” shall mean fees payable to certain MPF Banks by the MPF Provider that are subject to the limit that the cumulative amount of Additional Participation Fees paid to all MPF Banks shall not exceed the Program Contribution Fund.

     “Agency Loan” shall mean a Mortgage Loan which is originated by a member of a FHLB as agent for that FHLB under the MPF Program, and which is therefore owned by such FHLB from the moment of its origination.

     “Borrower” shall mean the obligor or obligors under any Mortgage Loan.

     “Business Day” shall mean any day that the MPF Provider is open for business.

     “Clearing Account” shall mean the Pittsburgh Bank’s Daily Investment Deposit (DID) account or accounts at the MPF Provider, pursuant to the MPF Provider’s standard agreement for such account(s) from time to time, for the clearing of debits and credits between the MPF Provider and the Pittsburgh Bank.

     “Closed Loan” shall mean a Mortgage Loan that was owned by a PFI prior to the sale of the Mortgage Loan to a FHLB under the MPF Program.

     “Custodian” shall mean, at any time, the custodian utilized by the MPF Provider under the MPF Program to hold the Mortgage Loan Documents pertaining to the Program Loans.

     “Default Rate” shall mean a rate equal to the then current 10 year U.S. Treasury note rate.

     “Designated Loans” shall have the meaning set forth in Section 7.1.1.

     “Event of Default” shall have the meaning set forth in Section 7.2.

     “Fair Market Value” shall mean the current value of a given group of Mortgage Loans as determined by the MPF Provider obtaining bids or quotes on a given day, taking into consideration any delinquencies and assuming that the Pittsburgh Bank’s obligations under Section 7.4. will benefit and be enforceable by the MPF Provider. The bids or quotes will be obtained from three leading participants in the market for mortgage backed securities of a similar type to the Mortgage Loans and the determined value will be the average of the three bids or quotes. The three participants to be contacted shall be agreed upon by both the MPF Provider and the Pittsburgh Bank.

     “FHLB Guide” shall mean the Guide for the MPF Banks published by the MPF Provider detailing policy and procedures for MPF Bank participation in the MPF Program, as the same may be amended from time to time, and which is hereby incorporated by reference in this Agreement.

     “Guides” shall mean, collectively, the Origination Guide and the Servicing Guide promulgated by the MPF Provider for the MPF Program, as revised from time to time.

     “Initial Term” shall have the meaning set forth in Section 2.1.

     “Later FHLBs” shall mean those FHLBs that sign agreements substantially in the form of this Agreement to offer the MPF Program except for the Pittsburgh Bank and the Federal Home Loan Bank of New York (“FHLB New York”).

     “Master Commitment” shall mean an agreement between an MPF Bank and its participating member pursuant to which the member agrees to originate Agency Loans or sell Closed Loans for or to such MPF Bank and service such Mortgage Loans thereafter, in accordance with the Guides.

     “Master Servicer” shall mean, at any time, the entity utilized by the MPF Provider as the master servicer of Program Loans.

     “Mortgage” shall mean, for any Mortgage Loan, the mortgage, deed of trust or other security documents executed and delivered by the applicable Borrower as security for such Mortgage Loan.

     “Mortgage Loan Documents” shall mean, for any Mortgage Loan, the Mortgage Note, the Mortgage and all other documents evidencing or securing such Mortgage Loan, as the same may be amended, supplemented, modified or restated from time to time.

     “Mortgage Note” shall mean, for any Mortgage Loan, the promissory note of the Borrower evidencing such Mortgage Loan.

     “MPF Banks” shall mean the Pittsburgh Bank and any other FHLB that has entered into an agreement with the MPF Provider to offer the MPF Program to their respective members.

     “ MPF Program” shall mean the MORTGAGE PARTNERSHIP FINANCE® Program of the MPF Provider, which is based upon the Guides, the PFI Agreements and the Master Commitments.

     “MPF System” shall mean the proprietary software developed or owned by the MPF Provider for funding and purchasing Program Loans through or from PFIs, but does not include any software or models licensed to the MPF Provider by third parties.

     “PFIs”, and individually, a “PFI” shall mean a member of the MPF Bank that elects to participate in the MPF Program by executing a PFI Agreement with the MPF Bank.

     “Program Contribution” shall mean the fee payable by a FHLB to the MPF Provider for the right to offer the MPF Program to its members. The amount of the Pittsburgh Bank’s Program Contribution is set forth in Section 2.2.

     “Program Contribution Fund” shall mean at any time, an amount equal to 20% of the aggregate amount of Program Contributions paid or imputed to be paid by Later FHLBs, less the Regular Participation Fees and Additional Participation Fees previously paid by the MPF Provider to the Pittsburgh Bank and FHLB New York.

     “Program Loans”, and individually a “Program Loan”, shall mean Agency Loans or Closed Loans funded or purchased under the MPF Program.

     “Regular Participation Fee” shall mean a fee paid to certain MPF Banks by the MPF Provider without limitation as to the source of funds from which to make such payments, in the amount described in Section 2.4.

     “Servicer” shall mean, for any Program Loan, the PFI acting in its capacity as a servicer, or any subsequent servicer of such Mortgage Loan for the Pittsburgh Bank under the applicable Servicing Agreement.

     “Servicing Agreement” shall mean the PFI Agreement entered into between a PFI and the Pittsburgh Bank, pursuant to which the PFI agrees to service Program Loans for the account of the Pittsburgh Bank, and in the event that servicing for any Program Loan is transferred to some other party, the agreement pursuant to which such Program Loan is serviced for the account of the Pittsburgh Bank.

     “Term” shall mean the Initial Term and any renewed periods that are exercised as provided in Section 2.1, unless terminated earlier as provided in this Agreement.

     “Termination Event” shall mean any of the following: (a) a court of competent jurisdiction determines that the FHLBs do not have the authority to offer the MPF Program, which would include, without limitation, an adverse ruling in Texas Savings & Community Bankers Assoc., et al. v. Federal Housing Finance Board, Case No. A 97 CA 421SS (W. Dist. Texas); (b) the Federal Housing Finance Board (“Finance Board”) orders or otherwise causes the MPF Banks to stop offering the MPF Program or otherwise never approves the Pittsburgh Bank’s participation in the MPF Program; (c) legislation is enacted which withdraws the FHLBs authority to offer the MPF Program; or (d) the MPF Program is conclusively determined to violate consumer or other federal or relevant state laws or otherwise does not comply with applicable law.

     Other terms used herein shall be defined as set forth in this Agreement. Any capitalized term used herein which is not so defined shall have the meaning ascribed to such term in the

Guides. Terms referring to time periods, such as months or years, unless otherwise defined herein shall mean calendar periods, such as a calendar month or calendar year.

ARTICLE II
TERM AND FEES

     2.1. Term of Agreement. The initial term of this Agreement shall be three (3) years from the date the Finance Board grants approval of the Pittsburgh Bank’s request to offer the MPF Program (“Initial Term”). At the expiration of the Initial Term, the Pittsburgh Bank shall have the right to renew the Agreement for an additional one year term. At the expiration of the one year renewal, the Pittsburgh Bank shall have the right to renew the Agreement for a three-year term upon payment of the Extension Fee set forth in Section 2.2. To exercise any of its renewal rights the Pittsburgh Bank must give the MPF Provider written notice of its intention to renew this Agreement at least ninety (90) days prior to the renewal period. The MPF Provider shall use its best efforts to notify the Pittsburgh Bank of its renewal option at least one hundred twenty (120) days prior to each renewal period. If the Pittsburgh Bank fails to exercise all of its renewal rights, the Pittsburgh Bank shall promptly return to the MPF Provider all marketing and confidential materials previously provided by the MPF Provider, unless continuing use of said materials is licensed to the Pittsburgh Bank.

     2.2. Program Contribution and Extension Fee. To obtain the right to offer the MPF Program, the Pittsburgh Bank shall pay the MPF Provider a one time Program Contribution in the amount of $750,000. The Pittsburgh Bank has already paid a first installment in the amount of $250,000. The remaining $500,000 shall be paid upon the execution of this Agreement. No additional Program Contribution shall be due on any renewal or extension of the Term of this Agreement except that an Extension Fee in the amount of $750,000 shall be payable by the Pittsburgh Bank to exercise the three-year renewal term that follows the one-year renewal period.

     2.3. Exit Fee. If the Pittsburgh Bank elects not to renew the Agreement for either the one-year renewal period or the three-year renewal period that follows the one-year renewal period, then provided that (i) the Pittsburgh Bank has funded $1 Billion or more in Program Loans, (ii) no Event of Default attributable to the MPF Provider has occurred, and (iii) no Termination Event has occurred, the Pittsburgh Bank shall pay an Exit Fee in the amount of $500,000 to the MPF Provider on the next Business Day following the expiration of the one-year renewal period or three-year renewal period, whichever may apply.

     2.4. Participation Fees.

     (a) The MPF Provider shall pay, if applicable, a Regular Participation Fee and, if applicable, an Additional Participation Fee, each month (x) during the Term of this Agreement, and (y) if any renewal options are not exercised, then during the Term plus a period of ten (10) years, in an amount determined in accordance with the schedule listed below, such payment to be credited to the Pittsburgh Bank’s Clearing Account not later than the fifth Business Day of the next succeeding month. The amount of each Regular or Additional Participation Fee shall be dependent upon the aggregate amount of all the Program Loans funded and outstanding at the end of the month by all the FHLBs (including the MPF Provider) and calculated based on the portion of the Program Contribution previously paid by the Pittsburgh Bank in cash, as follows:

     (i) If the aggregate amount of outstanding Program Loans is less than $2 Billion, no Regular Participation Fee shall be paid but an Additional Participation Fee in an amount equal to 1.2500 % the Pittsburgh Bank’s Program Contribution shall be paid, to the extent of the funds available for such payment as provided in Section 2.4.(b);

     (ii) If the aggregate amount of outstanding Program Loans is at least $2 Billion but less than $3 Billion, a Regular Participation Fee in an amount equal to 0.4167 % of the Pittsburgh Bank’s Program Contribution shall be paid, plus an Additional Participation Fee in an amount equal to 0.8333 % the Pittsburgh Bank’s Program Contribution, to the extent of the funds available for such payment as provided in Section 2.4.(b);

     (iii) If the aggregate amount of outstanding Program Loans is at least $3 Billion but less than $5 Billion, a Regular Participation Fee shall be paid in an amount equal to 0.8333 % of the Pittsburgh Bank’s Program Contribution, plus an Additional Participation Fee in an amount equal to 0.4167 % of the Pittsburgh Bank’s Program Contribution, to the extent of the funds available for such payment as provided for in Section 2.4.(b);

     (iv) If the aggregate amount of outstanding Program Loans is at least $5 Billion but less than $7 Billion, a Regular Participation Fee in an amount equal to 1.2500 % of the Pittsburgh Bank’s Program Contribution;

     (v) If the aggregate amount of outstanding Program Loans is at least $7 Billion but less than $10 Billion, a Regular Participation Fee in an amount equal to 1.6667 % of the Pittsburgh Bank’s Program Contribution;

     (vi) If the aggregate amount of outstanding Program Loans is $10 Billion or more, a Regular Participation Fee in an amount equal to 2.0833 % of the Pittsburgh Bank’s Program Contribution.

     (b) In determining the amount of Additional Participation Fees under clauses (i), (ii) and (iii) above, the amount payable to the Pittsburgh Bank in any given month shall be limited to its then current pro rata share of the Program Contribution Fund.

     (c) No Regular or Additional Participation Fees shall be payable under this Section 2.3 from and after the date the Pittsburgh Bank’s entire Program Contribution is refunded under Section 7.3 to the Pittsburgh Bank.

     2.5 Transaction Services Participation. The parties acknowledge that the MPF Provider will provide transaction processing services to the Pittsburgh Bank in connection with the

Pittsburgh Bank’s funding and purchasing Program Loans, such services to include recording Master Commitments, completing Delivery Commitments, maintaining credit enhancement and funding records, custodial services, administration of vendor agreements, data processing, servicing oversight, quality control and support of future product enhancements. In consideration of the transaction processing services necessary to the funding, purchasing and holding of Program Loans, the Pittsburgh Bank hereby agrees to grant the MPF Provider a twenty-five percent (25%) participation interest in each Program Loan the Pittsburgh Bank funds or purchases under the MPF Program during the Term of this Agreement (“Transaction Services Participation”), and the MPF Provider agrees to acquire the Transaction Services Participation, provided, however, that the Transaction Services Participation or any other participation interest shall be set for each Master Commitment and may not be changed for that Master Commitment once Program Loans have been funded or purchased thereunder with the exception of interests created in Designated Loans. The Transaction Services Participation will be granted and acquired pursuant to the terms of a separate MPF Pro Rata Participation Agreement in a form mutually acceptable to the parties. None of the foregoing provisions shall prevent the parties from entering into participation arrangements with respect to Program Loans in addition to those provided for in this Agreement.

ARTICLE III
TRAINING AND SALES SUPPORT

     3.1. Training of Pittsburgh Bank Personnel.

       3.1.1. Sales Training. During the first three months of the Initial Term, the MPF Provider will provide a four week sales training course (“Sales Training”) for up to five of the Pittsburgh Bank’s employees but to no more than two employees at any one time. The Sales Training shall take place at the offices of the MPF Provider which will provide cubicles and access to computers, along with appropriate training materials and classroom instruction to the trainees. The dates for Sales Training shall be scheduled by mutual agreement. Sales Training shall cover the following topics:

1.	Overview of the MPF Program and its systems and models.

2.	Handling sales and installation calls and meetings with the management of potential PFIs.

3.	Completing PFI Agreements and Master Commitments.

The Pittsburgh Bank shall be responsible for preparing its employees for the Sales Training by providing training in the basics of the mortgage business prior to the Sales Training or by selecting employees with adequate experience in the mortgage finance business. The Pittsburgh Bank shall pay all travel and lodging expenses of its employees in connection with their attending Sales Training. If the MPF Provider’s staff should make any joint sales calls with Pittsburgh Bank employees to any Pittsburgh Bank members, the Pittsburgh Bank will pay all travel and lodging expenses of the MPF Provider’s staff in making such joint sales calls, except for the first $2,500.00 of such expenses which shall be paid by the MPF Provider.

     3.1.2. Operations Training. During the first year of the Initial Term, the MPF Provider will provide a two week operations training course (“Operations Training”) for up to five, but no more than two at a time, of the Pittsburgh Bank’s employees. The Operations Training shall take place at the offices of the MPF Provider which will provide cubicles and access to computers, along with appropriate training materials and classroom instruction to the trainees. The dates for Operations Training shall be scheduled by mutual agreement. Operations Training shall cover the following topics:

1.	Funding and purchasing Loans under the MPF Program.

2.	Servicing, Quality Control and Reporting.

The Pittsburgh Bank shall be responsible for selecting employees with adequate knowledge of the Pittsburgh Bank’s operations and systems, as well as residential mortgage operations. The Pittsburgh Bank shall pay all travel and lodging expenses of its employees in connection with their attendance at Operations Training.

     3.1.3. Follow-Up Training on Location. The MPF Provider will provide follow- up training to the Pittsburgh Bank’s trainees at the Pittsburgh Bank’s premises for up to three (3) person days per month (or such greater number as may be acceptable to the MPF Provider) for three (3) months following the Sales Training and Operations Training. The Pittsburgh Bank shall pay all reasonable travel and lodging expenses of the MPF Provider’s employees in connection with the provision of such follow-up training. The MPF Provider shall supply additional operations training or sales assistance as requested by the Pittsburgh Bank, at times to be mutually agreed upon, at a cost to the Pittsburgh Bank of $750 per day plus all travel and lodging expenses of the MPF Provider’s staff providing such training or assistance.

       3.2. On Going Technical and Sales Support. Within thirty (30) days after completion of the Sales Training and Operations Training, the MPF Provider will establish a system or method for electronic and telephonic communications with the Pittsburgh Bank sufficient to allow the Pittsburgh Bank’s personnel to have access to the MPF Provider’s MPF Program personnel that is equivalent to the access available to the MPF Provider’s own Banking Group and MPF Program Marketing function. The Pittsburgh Bank shall cooperate with the MPF Provider in setting up this communications method or system. As soon as practicable after the execution of this Agreement, the MPF Provider will cause the Guides to be published in an electronic format generally accessible to the MPF Banks and their PFIs.

ARTICLE IV
OPERATIONAL SYSTEMS

       4.1. Systems Support. The MPF Provider shall work with the Pittsburgh Bank to develop an appropriate interface or method for receiving reports from the MPF Provider. Data regarding the Pittsburgh Bank’s PFIs and the Mortgage Loans the Pittsburgh Bank has funded or purchased, and that are serviced by its PFIs will be processed on the same system the MPF Provider uses to process the MPF Provider’s MPF Program data. The MPF Provider intends toupdate this system as it deems necessary to keep the system operating in a commercially reasonable manner.

       4.2. Deliverables. The MPF Provider shall provide the following reports, inquiry capabilities, and electronic data transmission to the Pittsburgh Bank or its PFIs, as applicable:

     4.2.1. PFI Reports. Subject to the timely receipt of accurate data from the Pittsburgh Bank, the MPF Provider shall transmit the same reports to the Pittsburgh Bank’s PFIs as the MPF Provider supplies to the MPF Provider’s PFIs. These reports are generally described in the Guides. Any supplemental reports will be made available to the Pittsburgh Bank’s PFIs in the same way that they are made available to the MPF Provider’s PFIs.

     4.2.2. Management Reports. The MPF Provider shall provide such reports to the Pittsburgh Bank as are described and with the frequency set forth in the FHLB Guide.

     4.2.3. On-Line Inquiry. Access to certain information in the MPF System will be made available through on-line inquiry by the Pittsburgh Bank. The method for making inquiry and the nature of the available data is set forth in the FHLB Guide.

     4.2.4. Electronic Data Transmission. Certain accounting and PFI transaction account data shall be transmitted by the MPF Provider to the Pittsburgh Bank the evening of each Business Day to enable the Pittsburgh Bank to post such data to its general ledger and to the Pittsburgh Bank’s PFIs’ transaction clearing accounts with the Pittsburgh Bank. The method for transmission will be developed with the cooperation of the Pittsburgh Bank and the specific types of data to be transmitted is set forth in the FHLB Guide.

     4.2.5. Implementation. The MPF Provider and the Pittsburgh Bank have prepared an implementation schedule to govern the initiation and testing of the various deliverables described in this Agreement. This schedule includes dates for training the Pittsburgh Bank’s personnel. Both the MPF Provider and the Pittsburgh Bank shall diligently work to implement the installation and training in the agreed upon time frame. The parties recognize that the implementation schedule represents a best estimate of the time and actions needed to be taken rather than a precise prediction, and therefore, that such implementation schedule is subject to modification as needed to deal with unforeseen circumstances.

     4.2.6. Penalties For Delayed Implementation. The MPF Provider shall make all the capabilities described in Sections 4.1. and 4.2. available for testing by the Pittsburgh Bank not later than four months after the date this Agreement is executed. Should the MPF Provider fail to make these capabilities available within the six month period following execution of this Agreement, the Pittsburgh Bank’s Program Contribution shall be reduced by $100,000 for each ninety (90) day period or part thereof in which such capabilities are not made available past the initial six month period.

       4.3. Program Enhancements.

     4.3.1. System Review. The MPF Provider shall hold periodic meetings , at least once a quarter during 1999, to discuss possible changes and enhancements to the MPF Program system and to prioritize the scheduling of any such enhancements. Such meetings will be open to all FHLBs participating in the MPF Program, who can attend in person or telephonically.

     4.3.2. Customized Enhancements. For the first six (6) months after the Pittsburgh Bank’s first Mortgage Loan is funded or purchased through the MPF Program it may not request enhancements to the MPF Program system that would be solely for the benefit of the Pittsburgh Bank (“Customized Enhancements”). Thereafter, the Pittsburgh Bank may request Customized Enhancements to be made by the MPF Provider. The MPF Provider shall develop any Customized Enhancements requested by the Pittsburgh Bank provided that such Customized Enhancements do not negatively impact the performance or operation of the MPF Program system for other MPF Banks. The MPF Provider shall promptly advise the Pittsburgh Bank of its estimate of the cost and anticipated billing schedule, and the time period necessary to develop such Customized Enhancements. Commencement of work on any Customized Enhancements is subject to the Pittsburgh Bank’s acceptance of the estimates provided by the MPF Provider. The Pittsburgh Bank will reimburse the MPF Provider for the MPF Provider’s costs and expenses to develop any Customized Enhancements as provided for in the FHLB Guide, such payment to be made by the MPF Provider debiting the Pittsburgh Bank’s Clearing Account. The MPF Provider shall provide progress reports with its statement of development costs and expenses. The MPF Provider shall use its best efforts to develop Customized Enhancements for not more than the estimated cost and within the expected time frame. However, the MPF Provider does not guarantee that any Customized Enhancements can be developed or, if they can be developed, what the final cost will be or how long it may take to do so. The Pittsburgh Bank may request the MPF Provider to cease development of Customized Enhancements at any time but shall remain liable for all costs and expenses (including uncancellable contracts) incurred by the MPF Provider up to the date it receives such request to cease its development activities. Any Customized Enhancement with an estimated cost greater than $50,000 shall be developed pursuant to a separate development agreement between the MPF Provider and the Pittsburgh Bank.

     4.3.3. Reimbursement by Other FHLBs. If, during any Term of this Agreement, other FHLBs adopt any Customized Enhancements paid for by the Pittsburgh Bank, the Pittsburgh Bank will be reimbursed for a portion of the development costs of such Customized Enhancements in accordance with the following formula:

RA = (CE x 1.15) / Participating FHLBs

In the above formula, “RA” means the reimbursement amount due from each FHLB that adopts the Customized Enhancements; “CE” means the cost of the Customized Enhancement; and “Participating FHLBs” means the number of FHLBs participating in the MPF Program at the time of the development request (including the Pittsburgh Bank and the MPF Provider). Customized Enhancements shall no longer be considered “Customized Enhancements” on the third anniversary of their acceptance by the MPF Bank that requested such enhancements.

ARTICLE V
PARTICIPATION IN MPF PROGRAM

       5.1 MPF Provider to Act as Custodian for MPF Program Loans.

       (a) The MPF Provider shall act as the custodian for the Pittsburgh Bank with respect to all Mortgage Loans funded or purchased by the Pittsburgh Bank pursuant to the MPF Program. The MPF Provider may discharge this duty by entering into a custody agreement (a “Custody Agreement”) with Norwest Bank Minnesota, N.A. or any other entity which the MPF Provider deems qualified to act as the Custodian. The Custodian shall at all times be a federal or state chartered bank or trust company authorized to transact business in all applicable jurisdictions, and maintain customary fidelity and other insurance in connection with the performance of its obligations under the Custody Agreement and, upon request, provide an officer’s certificate certifying that such policy or coverage is in full force and effect. The MPF Provider shall have direct and primary responsibility to the Pittsburgh Bank for the performance of the duties of the Custodian under the Custody Agreement.

       (b) The MPF Provider shall perform or cause the Custodian to perform the following custodial duties for the Pittsburgh Bank’s Program Loans, which shall be done in compliance with the provisions of the PFI Agreements and the incorporated Guides:

(i) To hold the Mortgage Loan Documents and any other documents or papers relating to the Mortgage Loans which come into the Custodian’s possession (the “Custodial Files”) for the benefit of, and as an agent for and bailee of, the Pittsburgh Bank and to maintain continuous custody of all Custodial Files in accordance with customary standards for such custody;

(ii) To review the documents received with respect to a Mortgage Loan to determine whether they comply with the requirements of the Origination Guide;

(iii) To work with the applicable PFI to resolve any exceptions to said requirements;

(iv) To provide exception reports and status reports regarding Mortgage Loan Documents as provided for in the FHLB Guide;

(v) Upon the payment in full or the purchase or repurchase by a PFI of a Mortgage Loan, or as needed for servicing or foreclosure purposes, to release the Mortgage Loan Documents to the Servicer or notify the Servicer that the Mortgage Loan Documents are no longer held by the Custodian; and

(vi) To maintain or cause the Custodian to maintain customary fidelity and other insurance in connection with the performance of the obligations under the Custody Agreement and, upon request, to provide an officer’s certificate certifying that such policy or coverage is in full force and effect.

As part of its custodial duties hereunder, the MPF Provider, for the benefit of the Pittsburgh Bank, shall use its best efforts to enforce the obligations of the Custodian under the Custody Agreement. Such enforcement shall be in such form and carried out to such an extent and at such time as the MPF Provider, in its good faith business judgment, would require if it were the owner of the related Mortgage Loans. Notwithstanding the terms of any Custody Agreement, no delegation of custodial obligations to the Custodian pursuant to such Custody Agreement shall relieve the MPF Provider from its custodial obligations hereunder, and the MPF Provider shall remain obligated and primarily liable to the Pittsburgh Bank for the custody of the Mortgage Loans in accordance with the provisions of this Agreement.

     (c) In the event that the Custodian fails to produce a Mortgage Loan Document that was in its possession pursuant to the Custody Agreement when requested by the Servicer, and provided that (i) the Custodian previously acknowledged in writing that it had possession of such Mortgage Loan Document, (ii) such Mortgage Loan Document is not outstanding pursuant to a prior request for release from the Servicer, and (iii) such Mortgage Loan Document was held by the Custodian on behalf of the Pittsburgh Bank (a “Custodial Delivery Failure”), then the MPF Provider shall, with respect to any missing Mortgage Loan Document, furnish or cause the Custodian to furnish a lost Mortgage Loan Document affidavit in a form reasonably satisfactory to the Pittsburgh Bank and to indemnify (such indemnification to survive any termination of the Custody Agreement) the Pittsburgh Bank and the Servicer, and their respective designees, harmless against any and all direct liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including reasonable attorneys’ fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of such Custodial Delivery Failure, provided that neither the MPF Provider nor the Custodian shall be liable for consequential damages.

     (d) The MPF Provider shall immediately forward from the Custodian, or cause the Custodian to deliver to the Pittsburgh Bank, periodic reconciliation reports applicable to the Pittsburgh Bank’s Program Loans regarding Mortgage Loan Documents received and the status of requests for unreconciled or missing documents as provided in the FHLB Guide. The Custodian shall acknowledge that it holds the Mortgage Loan Documents pertaining to Mortgage Loans owned or held by the Pittsburgh Bank which come into its possession for the benefit of the

Pittsburgh Bank, and shall dispose of the same only in accordance with instructions furnished by the MPF Provider on behalf of the Pittsburgh Bank. The Custodian shall not, however, be required to verify the validity, sufficiency or genuineness of any Mortgage Loan Document. Upon request of the Pittsburgh Bank from time to time, the MPF Provider shall cause the Custodian to provide to the Pittsburgh Bank a list of all Mortgage Loans for which the Custodian holds Mortgage Loan Documents pursuant to the Custody Agreement.

     5.2 MPF Provider to Act as Master Servicer for MPF Program Loans.

     (a) The MPF Provider shall act as the master servicer for the Pittsburgh Bank with respect to all Mortgage Loans funded or purchased by the Pittsburgh Bank pursuant to the MPF Program. The MPF Provider may discharge this duty by entering into a master servicing agreement (a “Master Servicing Agreement”) with Norwest Bank Minnesota, N.A. or any other entity which the MPF Provider deems qualified to act as the Master Servicer. Subject to the provisions of Section 5.6., the MPF Provider shall have direct and primary responsibility to the Pittsburgh Bank for the performance of the duties of the Master Servicer under the Master Servicing Agreement.

     (b) The MPF Provider shall perform or cause to be performed the following master servicing duties, which shall be done in compliance with the provisions of the Servicing Agreements, and the incorporated Guides:

(i) To supervise, monitor and oversee the servicing of the Mortgage Loans and the performance of each Servicer of its services, duties and obligations under the Servicing Guide;

(ii) To receive and review all reports and data that are provided and are deliverable under the Servicing Guide by each Servicer;

(iii) To cause the Master Servicer to use reasonable efforts to enforce the obligations of the Servicers under each of the Servicing Agreements;

(iv) To collect information, reconcile such information with each Servicer, and submit reports pertaining to the Mortgage Loans and any funds due with respect thereto, to the Pittsburgh Bank as provided for in the FHLB Guide;

(v) To consult with the Pittsburgh Bank and recommend corrective action to be taken relative to any Servicer that fails to comply with the terms and conditions of the applicable Servicing Agreement and the Servicing Guide with respect to defaulted Mortgage Loans or the property encumbered as security for Mortgage Loans;

(vi) To deliver annually an officer’s certificate of the MPF Provider or an officer of the Master Servicer, certifying as the signer thereof that: the master servicing activities during the preceding calendar year have been reviewed under such officer’s supervision; to the best of such officer’s knowledge, the responsibilities and obligations of the Master Servicer have been performed throughout the year, or, if there has been a default, specifying each such default known to such officer and the nature and status thereof; and that nothing came to such officer’s attention that indicated the Master Servicer was not in compliance with the provisions of the Master Servicing Agreement;

(vii) To notify the Pittsburgh Bank in the event a Servicer has defaulted under the Servicing Agreement or the Servicing Guide and to advise the Pittsburgh Bank of its recommended response to the default;

(viii) To maintain or cause the Master Servicer to maintain customary fidelity and other insurance in connection with the performance of the obligations under the Master Servicing Agreement and, upon request, to provide an officer’s certificate certifying that such policy or coverage is in full force and effect; and

(ix) To make its books and records relating to the services performed under the Master Servicing Agreement or those of the Master Servicer accessible for inspection and copying by the supervisory agents and examiners of the Finance Board and by the Pittsburgh Bank at any time during normal business hours.

As part of its master servicing duties hereunder, the MPF Provider, for the benefit of the Pittsburgh Bank, shall use its best efforts to enforce the obligations of the Master Servicer under the Master Servicing Agreement. Such enforcement shall be in such form and carried out to such an extent and at such time as the MPF Provider, in its good faith business judgment, would require if it were the owner of the related Mortgage Loans. Notwithstanding the MPF Provider’s delegation of master servicing obligations to the Master Servicer pursuant to the Master Servicing Agreement, the MPF Provider shall not be relieved from its master servicing obligations hereunder, and the MPF Provider shall remain obligated and primarily liable to the Pittsburgh Bank for the master servicing of the Mortgage Loans in accordance with the provisions of this Agreement, provided, however, that the MPF Provider shall have no liability arising from or related to its master servicing obligations under Sections 5.1 and 5.2, except for any such liability resulting from the MPF Provider’s or Master Servicer’s negligence or willful misconduct.

     5.3. Ancillary Support Services of the Program Loans by the MPF Provider.

     (a) The MPF Provider shall provide ancillary support services with respect to the Program Loans being administered under the MPF Program. Without limiting the generality of the foregoing, the MPF Provider will provide to the Pittsburgh Bank the specific ancillary support services relating to the MPF Program set forth in this Article V and the FHLB Guide.

     (b) The MPF Provider represents and warrants to the Pittsburgh Bank that (i) the software used by the MPF Provider in providing ancillary support services with respect to the Program Loans being administered under the MPF Program (the “Servicing Software”) will operate prior to, during and after December 31, 1999 without error relating to date data, including without limitation, date data which represents different centuries or more than one century, (ii) the Servicing Software will not operate abnormally or provide invalid or incorrect results as a result of date data representing different centuries or more than one century, (iii) the Servicing Software is designed to ensure year 2000 capability, including without limitation, date data recognition, calculations which accommodate same century and multi-century formulas and data values, and date data interface values that reflect the century, (iv) the Servicing Software will accurately and correctly manage and manipulate data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormally functioning or ending scenario within the application or generate incorrect values or invalid results involving such dates, and (v) the Servicing Software will accurately process date/time data from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000, and will accurately perform leap year calculations during and for the twentieth and twenty-first century, including the leap year 2000. Notwithstanding any other provision in this Agreement to the contrary, the MPF Provider’s liability under this Section 5.3. (b) shall be limited to direct compensatory damages and in no event shall the MPF Provider be liable under this Section 5.3. (b) for consequential or punitive damages (except for willful misconduct or gross negligence on the part of the MPF Provider).

     (c) The MPF Provider shall deliver or cause to be delivered to the Pittsburgh Bank such monthly and other periodic reports relating to all Mortgage Loans for which the MPF Provider is providing ancillary support services for the account of the Pittsburgh Bank, containing categories of information and in such format and at such intervals to allow the Pittsburgh Bank to reasonably prepare its required financial and regulatory reports, the specific requirements of which shall be set forth in the FHLB Guide.

     5.4. Selection of Pittsburgh Bank’s PFIs. The Pittsburgh Bank shall determine those of its members through which it will fund Mortgage Loans or from which it will purchase Mortgage Loans pursuant to the MPF Program, and shall enter into a PFI Agreement with each such member in the form provided by the MPF Provider, subject only to modifications agreed to in writing by the parties hereto and the parties thereto. The MPF Provider reserves the right to revise the form of the PFI Agreement from time to time. The Pittsburgh Bank shall use the most current form of PFI Agreement as supplied to it by the MPF Provider when executing a PFI Agreement with a member. Any changes to the form of the PFI Agreement must be approved in writing by the MPF Provider prior to the execution of the agreement by the Pittsburgh Bank (which approval shall not be unreasonably withheld).

     5.5. Creditworthiness of PFIs. The Pittsburgh Bank shall be responsible for evaluating the creditworthiness of each of its PFIs to provide the credit enhancement required of a PFI under the MPF Program. The Pittsburgh Bank understands and acknowledges that the performance of each PFI is a risk incident to originating or purchasing Loans pursuant to the MPF Program, and that the profitability of such investments is contingent, in part, on the creditworthiness of the PFIs it selects to do business with under the MPF Program.

     5.6. Training of Pittsburgh Bank’s PFIs. The Pittsburgh Bank shall be responsible for training the personnel of its PFIs to enable them to participate in the MPF Program as Originators, sellers and servicers in accordance with the Guides. The Pittsburgh Bank shall provide adequate personnel to provide such PFI training. Subject to the limitation in Section 3.1.1, the MPF Provider shall assist the Pittsburgh Bank in designing and organizing its PFI training program,as requested by the Pittsburgh Bank at a cost of $750 per day plus travel and lodging expenses of the MPF Provider’s employees. All PFI training materials shall be approved by the MPF Provider. In the event a Pittsburgh Bank PFI fails to service Program Loans in accordance with the Guides, then to the extent that such servicing problems are not attributable to the Master Servicer, and provided that the MPF Provider first consults with the Pittsburgh Bank regarding such servicing breach, the Pittsburgh Bank shall pay the MPF Provider for the time spent by the MPF Provider’s staff in resolving such problems at a rate of $750 per day plus travel expenses, if any.

     5.7. MPF Program Materials.The MPF Provider may revise the form of the PFI Agreements, the Guides or any other MPF Program document at any time, provided that, when appropriate, the effective date of changes to the Guides shall be delayed to allow for the distribution of such changes to all MPF Banks’ participating members. The MPF Provider shall send revisions to the Guides to the Pittsburgh Bank in advance of sending them directly to the Pittsburgh Bank’s PFIs.

     5.8. Support of Pittsburgh Bank’s PFIs. The MPF Provider shall be responsible for providing operational support to all MPF Banks’ participating members by establishing an MPF Program Service Center (“Service Center”) that can be reached by means of toll-free telephone and facsimile numbers and which will be staffed by MPF Provider personnel during such hours as may be agreed to by the parties from time to time. The MPF Provider shall ensure that the Service Center is adequately staffed to fully service the Pittsburgh Bank’s PFIs in a commercially reasonable manner and with no less service than the MPF Provider is providing to its own participating members.

     5.9. Execution and Terms of Master Commitments. Upon delivery by a PFI of an estimate of the number, characteristics and dollar amount of Mortgage Loans it will originate for or sell to the Pittsburgh Bank during the term of a proposed Master Commitment, the Pittsburgh Bank will establish the Spread Account percentage, the Maximum Credit Enhancement Amount, the credit enhancement fee and the servicing fee for that Master Commitment in accordance with the Guides. Upon execution of a Master Commitment, the Pittsburgh Bank will provide timely notification of the Master Commitment to the Service Center whose personnel will then enter it into the MPF Program system in accordance with the Guides.

     5.10. Delivery Commitments, Pricing and Quality Control.

     5.10.1. Delivery Commitments. The MPF Provider’s Service Center will publish Rate and Fee Schedules for Agency Loans as provided for in the Guides which will be made available to the Pittsburgh Bank and its PFIs. Rate and Fee Schedules for Closed Loans shall be calculated by the MPF Provider for each Delivery Commitment when the Mortgage Loans have been analyzed and a settlement date has been agreed upon by the Pittsburgh Bank and its PFI and communicated to the MPF Provider. Rate and Fee Schedules are subject to change as provided for in the Guides. The Pittsburgh Bank’s PFIs will contact the Service Center to obtain and fill Delivery Commitments. The Service Center will provide regular reports of all Delivery Commitment activities of the Pittsburgh Bank’s PFIs to the Pittsburgh Bank, either electronically or by facsimile, including, without limitation, all requests for funding of individual Mortgage Loans made by Pittsburgh Bank’s PFIs. The Pittsburgh Bank shall fund all Mortgage Loans originated by its PFIs in accordance with the requirements of the Guides. The Service Center will compute any Pairoff Fees (defined in the Guides) that are owed to the

Pittsburgh Bank and will report these amounts to the Pittsburgh Bank. The Pittsburgh Bank shall be responsible for collecting Pairoff Fees from its PFIs.

     5.10.2. Pricing of Mortgage Loans. Pursuant to the delegation of pricing authority established by the Finance Board in Resolution No. 98-41, dated September 23, 1998, the Pittsburgh Bank has elected to utilize the pricing methodology developed by the MPF Provider. Thus, the MPF Provider shall be responsible for the calculation and publication of the prices applicable to both Agency Loans and Closed Loans.

     5.10.3. Quality Control and Loss Mitigation. The MPF Provider will perform, or cause to be performed, the same level of quality control review for the Pittsburgh Bank’s Mortgage Loans as it performs, or has performed, for its own Mortgage Loans and will communicate the results of its quality control activities promptly to the persons designated by the Pittsburgh Bank to receive such reports. The MPF Provider will review the servicing and loss mitigation oversight of the Pittsburgh Bank’s Mortgage Loans in the same manner as it reviews the servicing and loss mitigation oversight of its own Mortgage Loans and will provide the Pittsburgh Bank with prompt reports of its reviews. The Pittsburgh Bank will be responsible for managing the performance of its PFIs to assure a commercially reasonable standard of performance in the origination and servicing of Mortgage Loans under the MPF Program, including the performance of loss mitigation oversight. Neither the MPF Provider nor any of its shareholders, directors, officers, employees or agents shall be liable to the Pittsburgh Bank for any obligation, undertaking, act or judgment of any PFI. The obligation of the Pittsburgh Bank to manage its PFIs’ performance of these activities with respect to Mortgage Loans in the MPF Program shall survive termination of this Agreement.

     5.11. Transactional Relationships.

     5.11.1. Maintenance of an Account at the MPF Provider. The Pittsburgh Bank will establish and maintain the Clearing Account with the MPF Provider.

     5.11.2. Funding of Pittsburgh Bank’s Share of Expenses. The Pittsburgh Bank will fund the Clearing Account sufficiently from time to time upon demand of the MPF Provider. The Pittsburgh Bank hereby consents to the MPF Provider withdrawing funds from such account from time to time to satisfy the Pittsburgh Bank’s obligations to pay its obligations under this Agreement (whether or not the particular provision of this Agreement makes reference to such right of the MPF Provider to effect such satisfaction by withdrawal from the Pittsburgh Bank’s Clearing Account, and whether or not any such withdrawal shall cause the balance in the Pittsburgh Bank’s Clearing Account to become negative).

     5.11.3. Interest on Clearing Account. The MPF Provider will credit to the Pittsburgh Bank’s Clearing Account interest on the outstanding balance thereof from time to time at the rate of interest customarily paid by the MPF Provider on its DID accounts from time to time (the “DID Rate”).

     5.11.4. Overdrafts. In the event that any withdrawal from the Pittsburgh Bank’s Clearing Account shall cause the balance in such account to become negative, such deficit shall be deemed a loan from the MPF Provider to the Pittsburgh Bank, payable upon demand and bearing interest at the overdraft rate established by the MPF Provider for all its DID accounts.

5.12.	Relationship of the Parties; Restrictions on Transfers. The MPF Provider is not an agent of the Pittsburgh Bank except with respect to its obligations in Sections 5.1. and 5.2., and the MPF Provider shall have no fiduciary obligations to the Pittsburgh Bank except with respect to its custodial duty as provided in Section 5.1., and the Pittsburgh Bank shall have no fiduciary obligations to the MPF Provider except with respect to the obligations of Pittsburgh Bank set forth in Section 7.4.(c) of this Agreement. Notwithstanding the foregoing, the Pittsburgh Bank acknowledges that it will not sell or transfer any of its Program Loans or its rights under this Agreement, or any portion of any thereof or any interest in any thereof, except (i) to another FHLB, (ii) to an institutional third party investor approved of in writing by the MPF Provider, which approval shall not be unreasonably withheld, or (iii) to the PFIs providing the credit enhancement for such Mortgage Loans, provided, however, that for sales or transfers under clauses (i) and (ii), the Pittsburgh Bank shall continue to monitor the creditworthiness of its PFIs and, when appropriate to protect the interests of the holders of the Mortgage Loans, demand and hold collateral to secure any of its PFI’s obligations under their respective PFI Agreements. Without limiting the foregoing, if the Pittsburgh Bank elects to transfer participations other than on a Master Commitment basis in its Program Loans, the MPF Provider will continue to provide reports defined by Master Commitment and the Pittsburgh Bank shall be responsible for any additional reporting necessitated by such participations. Further, the parties acknowledge that (i) the method for obtaining a security interest in a PFI’s assets under the PFI Agreement is by the incorporation by reference into that document of the PFI’s Advances, Collateral Pledge and Security Agreement executed with the Pittsburgh Bank (the “Security Agreement”), and (ii) pursuant to the Security Agreement, all collateral subject to the security interest created thereby secures all the obligations of a PFI to the Pittsburgh Bank on a pari passu basis, including the credit enhancement and other obligations arising under the PFI Agreement and the obligation to repay advances made by the Pittsburgh Bank, unless (x) collateral is specifically pledged to secure the PFI’s credit enhancement obligations under the PFI Agreement or some other specific obligation, and (y) the MPF Provider is notified of the specific collateral pledge, in which case, the specifically pledged collateral will first secure the specifically collateralized obligation.

5.13. Use of Intellectual Property.

  (a) The MPF Provider hereby licenses to the Pittsburgh Bank the limited right to use the trademarks “MORTGAGE PARTNERSHIP FINANCE” and “MPF” (individually, a “Mark” and together, the “Marks”) subject to the following terms and conditions:

     (i) The term of this license shall be the same as this Agreement. Upon termination of this license, all rights in and to the Marks shall automatically revert to the MPF Provider.

     (ii) When using either of the Marks in any external communications, including letters, agreements, program descriptions and marketing materials, the Pittsburgh Bank agrees to adhere to the standards governing the use of the Marks set forth in the FHLB Guide.

     (iii) The MPF Provider reserves the right to inspect or monitor the use of the Marks and the services provided in connection with the Marks to assure compliance with this Agreement and the FHLB Guide.

     (iv) The Pittsburgh Bank hereby recognizes the value of the goodwill associated with the Marks and acknowledges that all rights in and to the Marks belong exclusively to the MPF Provider and that the Marks may have acquired secondary meaning in the mind of the public. The Pittsburgh Bank agrees, during the term of this Agreement and thereafter, never to attack or assist any one else in attacking the rights of the MPF Provider in the Marks or the validity of the license of the Marks being granted herein.

     (b) Should the Pittsburgh Bank elect the option to use the MPF System as provided in Section 7.3.2., prior to such use of the MPF Provider’s proprietary intellectual property, the Pittsburgh Bank shall execute a licensing agreement in form customary in the software industry, and on terms reasonably satisfactory to the MPF Provider.

ARTICLE VI
REPRESENTATIONS AND COVENANTS

     6.1. Pittsburgh Bank’s Risk of Loss. The Pittsburgh Bank assumes all risk of loss in connection with its funding or purchasing each Program Loan, and the execution of each PFI Agreement and each Master Commitment, except (i) to the extent of participation interests transferred to the MPF Provider and (ii) for any losses covered by the MPF Provider’s indemnification of the Pittsburgh Bank set forth in Section 6.6, provided, however, that such assumption of risk is not intended to waive or release the liability of any person who is not a party to this Agreement.

     6.2. Pittsburgh Bank’s Covenants. The Pittsburgh Bank covenants and agrees as follows:

     6.2.1. Use of Proprietary Information and Confidentiality. The Pittsburgh Bank has previously been, and may from time to time be, furnished with certain materials and information relating to the MPF Program that are confidential and proprietary information of the MPF Provider (collectively, the “Confidential Information”). All documents and information furnished by the MPF Provider regarding the MPF Program shall be presumed to be Confidential Information unless listed as disclosable in the FHLB Guide. The Pittsburgh Bank shall (i) keep the Confidential Information confidential using reasonable means, not less than those used to protect its own proprietary material, (ii) not disclose the Confidential Information to any one other than (solely in connection with the MPF Program) to its officers or employees who have a need to know its contents to perform their duties for the Pittsburgh Bank and to those third party agents who have signed confidentiality agreements protecting the MPF Provider, in form and substance reasonably satisfactory to the MPF Provider, unless required to do so pursuant to the process or requirement of any court or governmental agency, and (iii) upon completion of its use of the Confidential Information or at any time upon the MPF Provider’s request, promptly return the Confidential Information to the MPF Provider, including all copies made thereof in any format and all notes pertaining to the same.

     6.2.2. Third Party Request for Confidential Information. The Pittsburgh Bank agrees that if it is served with process or any other governmental or regulatory request for the Confidential Information, it will notify the General Counsel of the MPF Provider by telephone at (312) 565-5805 or by facsimile transmission at (312) 565-6938 or such telephone numbers as may be set forth in the FHLB Guide, prior to complying with such process, order or request, except where such prior notice is prohibited by law.

     6.2.3. Use and Licensing of MPF System. Should the Pittsburgh Bank elect to use the MPF System as provided in Section 7.3.2., prior to such use of the MPF System, the Pittsburgh Bank shall (I) execute a licensing agreement in form customary in the software industry, and on terms reasonably satisfactory to the MPF Provider, which shall, amongst other provisions, prohibit the Pittsburgh Bank from using the MPF System for Program Loans funded through or purchased from PFIs that are members of any other FHLB and from permitting the use of or transferring the MPF System by or to any party other than the Pittsburgh Bank and (II) pay a one time license fee of $750,000. The MPF Provider shall then deliver to the Pittsburgh Bank a copy of the source code and any and all other required materials necessary to the operation of the MPF System. The MPF Provider makes no representations that the MPF System will operate without errors on the Pittsburgh Bank’s computer systems.

     6.3. Authorization and Enforceability Representations. The MPF Provider and the Pittsburgh Bank each hereby represents to the other party hereto that (i) all necessary corporate and other action has been taken to authorize it to execute, and to perform its obligations under, this Agreement, and (ii) all necessary regulatory approvals to engage in the MPF Program have been received, and (iii) this Agreement is the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

     6.4.MPF Provider Representations and Warranties. In addition to the above representations, the MPF Provider represents and warrants to the Pittsburgh Bank that the MPF Program is fully compliant with all state and federal laws, including consumer laws, and federal banking regulatory rules and regulations, except for any ruling arising in Texas Savings &

Community Bankers Assoc., et al. v. Federal Housing Finance Board, Case No. A 97 CA 421SS (W. Dist. Texas). The MPF Provider also represents to the Pittsburgh Bank that the accounting firm of Price Waterhouse has provided a letter confirming that the accounting treatment utilized by the MPF Provider in connection with the MPF Program is fully consistent with Generally Accepted Accounting Principles. Further, the MPF Provider represents to the Pittsburgh Bank and warrants that all copyrights, trademarks, service marks, patents and other intellectual property rights used in the MPF Program do not infringe upon the rights of any third parties.

     6.5. Pittsburgh Bank’s Indemnification Obligation. The Pittsburgh Bank acknowledges that the ability to participate in the MPF Program will be based upon its representations and warranties set forth above, and the Pittsburgh Bank agrees to indemnify, defend and hold harmless the MPF Provider, its affiliates and each stockholder, director, officer, employee and agent, if any, thereof from and against any and all loss, damage, liability or expense, including (without limitation) costs and attorneys’ fees and expenses, to which it may be put or which it may incur by reason of, or in connection with, any misrepresentation made by the Pittsburgh Bank in this Agreement, any breach by the Pittsburgh Bank of its warranties and/or any failure by the Pittsburgh Bank to fulfill any of its covenants or agreements set forth in this Agreement provided that such failure was due to the negligence or willful misconduct of the Pittsburgh Bank. The Pittsburgh Bank’s indemnification under this section does not include any loss, damage, liability or expense arising out of any litigation challenging the authority of the MPF Provider to engage in the MPF Program, including Texas Savings & Community Bankers Assoc., et al. v. Federal Housing Finance Board, Case No. A 97 CA 421SS (W. Dist. Texas).

     6.6. MPF Provider’s Indemnification Obligation. Without limiting or modifying the provisions of Section 5.1. (c), the MPF Provider agrees to indemnify, defend and hold harmless the Pittsburgh Bank, its affiliates and each stockholder, director, officer, employee and agent, if any, thereof from and against any and all loss, damage, liability or expense, including (without limitation) costs and attorney’s fees and expenses, to which it may be put or which it may incur by reason of, or in connection with, any misrepresentation made by the MPF Provider in this Agreement, any breach by MPF Provider of its warranties and/or any failure by the MPF Provider to fulfill any of its covenants or agreements set forth in this Agreement provided that such failure was due to the negligence or willful misconduct of the MPF Provider. The MPF Provider’s indemnification under this section does not include any loss, damage, liability or expense arising out of Texas Savings & Community Bankers Assoc., et al. v. Federal Housing Finance Board, Case No. A 97 CA 421SS (W. Dist. Texas).

     6.7. Review of MPF Provider’s Accounting Books and Records. From time to time upon reasonable advance request, the Pittsburgh Bank shall be entitled to review, at its cost, the accounting books and records of the MPF Provider with respect to the Pittsburgh Bank’s participation in the MPF Program. The Pittsburgh Bank agrees and acknowledges that the MPF Provider need not provide copies of confidential bank examiner’s reports. The MPF Provider will disclose to the Pittsburgh Bank any material deficiency in the controls or economic model of the MPF system of which it becomes aware.

     6.8. Exclusive Marketing to PFIs. The Pittsburgh Bank shall have the exclusive right to market the MPF Program to its members.

ARTICLE VII
ASSET LIQUIDITY AND TERMINATION

     7.1. Liquidity of MPF Program Assets; Purchase by MPF Provider.

       7.1.1. Liquidity Option. From time to time, the Pittsburgh Bank may elect to grant to the MPF Provider a 100% participation in all the Agency Loans funded pursuant to Delivery Commitments entered into by the Pittsburgh Bank on a given Business Day after the MPF Provider has received notice from the Pittsburgh Bank of its intent to exercise this Liquidity Option (“Designated Loans”). The MPF Provider hereby agrees to acquire a 100% participation in the Designated Loans designated by the Pittsburgh Bank, pursuant to a MPF Liquidity Option Participation Agreement in a form mutually acceptable to the parties. The Pittsburgh Bank shall designate Designated Loans by giving notice to the MPF Provider in accordance with the procedures set forth in the FHLB Guide.

       7.1.2. Rights Upon Discontinuance or Expiration. Subject to the provisions of Sections 5.10.3., 5.12. and 7.4., the Pittsburgh Bank shall have the right to discontinue its participation in the MPF Program at any time, with or without cause, provided that the Pittsburgh Bank’s election to discontinue shall not relieve it of liability for any prior breach or violation of its obligations under this Agreement nor for any obligations that survive termination of this Agreement. If, upon the Pittsburgh Bank’s discontinuance of the MPF Program or the expiration of the Term of this Agreement, the aggregate amount of the Pittsburgh Bank’s Program Loans does not exceed $100 Million, then the Pittsburgh Bank shall have the right, but not the obligation, to sell its Program Loans to the MPF Provider at the then current Fair Market Value, by giving the MPF Provider written notice not later than the last day of the Term of this Agreement. The MPF Provider shall continue to provide updates to the FHLB Guide, the Servicing Guide and any other bulletins or items issued to servicers under the MPF Program to the Pittsburgh Bank and its PFIs servicing outstanding Program Loans until such time as all of the Pittsburgh Bank’s Program Loans are repaid or otherwise removed from the MPF Program (which obligation shall survive termination or expiration of this Agreement).

       7.1.3. Transfers of Required Acquisitions. Nothing in this Agreement shall limit the right of the MPF Provider to transfer participation interests in Program Loans that it may acquire from the Pittsburgh Bank pursuant to Sections 7.1.1., or 7.1.2.

     7.2. Events of Default. It shall be an Event of Default under this Agreement if either party fails to perform its obligations or breaches any of its covenants under this Agreement and such failure to perform or breach is not cured (i) within sixty (60) days from the date the non- breaching party gives written notice of such default, if the default is capable of being cured within such time limit, or (ii) within a reasonable time after the expiration of the sixty (60) day period following notice, if the default is not capable of being cured within sixty (60) days following notice.

     7.3. Termination and Other Remedies.

       7.3.1. Remedies for the Pittsburgh Bank’s Default. Upon the occurrence and during the continuance of an Event of Default caused by the Pittsburgh Bank, (i) the Pittsburgh Bank shall cease issuing new Master Commitments under the MPF Program, (ii) the MPF Provider shall have no obligation to refund any Program Contribution, or to pay a Regular Participation Fee accruing after the occurrence and during the continuance of the Event of Default, and (iii) the MPF Provider may discontinue providing ancillary support services on one hundred eighty (180) days’ notice to the Pittsburgh Bank, such services to be provided in the interim at the MPF Provider’s then current rate charged to other MPF Banks.

       7.3.2. Remedies for the MPF Provider’s Default or for a Termination Event. Upon the occurrence of an Event of Default caused by the MPF Provider or a Termination Event, the Pittsburgh Bank shall have the right to cease issuing new Master Commitments, and, at the election of the Pittsburgh Bank:

       (i) If the aggregate balance of the Pittsburgh Bank’s outstanding Program Loans is less than or equal to $25 Million:

          (A) the MPF Provider shall purchase the Pittsburgh Bank’s Loans at Fair Market Value; and

          (B) the MPF Provider shall refund the full amount of the Program Contribution paid by the Pittsburgh Bank;

       (ii) If the aggregate balance of the Pittsburgh Bank’s outstanding Program Loans is greater than $25 Million but less than or equal to $100 Million:

          (A) (I) subject to the provisions of Section 6.2.3., the MPF Provider shall license the MPF System to the Pittsburgh Bank to operate on its own computer hardware to the Pittsburgh Bank and the Pittsburgh Bank shall engage its own custodian and master servicer and assume responsibility for the oversight of those functions with respect to its outstanding and future Program Loans; or (II) the MPF Provider shall purchase the Pittsburgh Bank’s outstanding Program Loans at Fair Market Value, or (III) the MPF Provider will continue to provide ancillary support services and act as custodian and master servicer for the Pittsburgh Bank’s outstanding Program Loans without charge to the Pittsburgh Bank, or (IV) the Pittsburgh Bank may engage its own custodian and master servicer and assume responsibility for the oversight of those functions with respect to its outstanding Program Loans; and

        (B) the MPF Provider shall refund the Program Contribution paid by the Pittsburgh Bank in accordance with the following schedule:

        (I) In the first year of the Term, 75% of paid Program Contribution;

        (II) In the 2nd year of the Term, 50% of paid Program Contribution; or

        (III) After the 2nd year of the Term, 25% of paid Program Contribution.

     (iii) If the aggregate balance of the Pittsburgh Bank’s outstanding Program Loans is greater than $100 Million:

        (A) (I) subject to the provisions of Section 6.2.3., the MPF Provider shall license the MPF System to the Pittsburgh Bank to operate on its own computer hardware and the Pittsburgh Bank shall engage its own custodian and master servicer and assume responsibility for the oversight of those functions with respect to its outstanding and future Program Loans; or (II) the MPF Provider will continue to provide ancillary support services and act as custodian and master servicer for the Pittsburgh Bank’s outstanding Program Loans in accordance with the provisions of Article V, for an annual fee equal to four (4) basis points (0.04%) of the outstanding amount of the Pittsburgh Bank’s Program Loans (subject to adjustment to reflect any increase in the Master Servicer’s fees and/or Custodian’s fees for such Program Loans), or (II) the Pittsburgh shall engage its own custodian and master servicer and assume responsibility for the oversight of those functions with respect to its outstanding Program Loans, and

        (B) the MPF Provider shall refund the Program Contribution paid by the Pittsburgh Bank in accordance with the following schedule:

        (I) In the first year of the Term, 75% of paid Program Contribution;

        (II) In the 2nd year of the Term, 50% of paid Program Contribution; or

        (III) After the 2nd year of the Term, 25% of paid Program Contribution.

       7.4. Obligations Regarding PFIs; Support for Sold Loans.

     (a) In the case of any sale of Mortgage Loans to the MPF Provider under this Article VII, the Pittsburgh Bank’s covenant to monitor the credit and collateral of the Pittsburgh Bank’s PFIs set forth in Section 5.12 and its obligations under its PFI Agreements and the FHLB Guide, shall apply and shall survive the expiration or termination of this Agreement. The Pittsburgh Bank shall inform the MPF Provider of any adverse changes in the financial condition of such PFIs of which it becomes aware. The Pittsburgh Bank hereby represents and warrants to the MPF Provider that the creditworthiness of its PFIs will have been evaluated in connection with the credit enhancements provided for any and all Program Loans which it may sell or participate to the MPF Provider under the terms of this Agreement, in the same way as it evaluates the creditworthiness of its PFIs to extend advances.

     (b) The provisions of this Section 7.4. apply to any and all Program Loans the Pittsburgh Bank sells to the MPF Provider. The Pittsburgh Bank hereby acknowledges that the MPF Provider has the need to have the credit enhancement obligations of any Pittsburgh Bank PFI relating to purchased Program Loans secured if the creditworthiness of such Pittsburgh Bank PFI should become impaired. To assist the MPF Provider in ascertaining the creditworthiness of Pittsburgh Bank PFIs, the Pittsburgh Bank agrees to notify the MPF Provider of any adverse changes in the financial condition of those PFIs who provide credit enhancements for any sold Program Loans and to share relevant credit assessments and information on those PFI with the MPF Provider.

     (c) Upon the request of the MPF Provider, the Pittsburgh Bank agrees to call, hold and monitor such collateral of a Pittsburgh Bank PFI for the benefit of the MPF Provider, except when prohibited by law. In addition, the Pittsburgh Bank agrees to hold for the MPF Provider’s benefit any and all collateral as may be provided by Pittsburgh Bank PFIs under their respective PFI Agreements to secure their obligations under PFI Agreements relating to sold Program Loans.

     (d) The MPF Provider shall not have an interest in any (i) other property taken as security for any other credit, loan or financial accommodation made or furnished to any PFI by the Pittsburgh Bank in which the MPF Provider has no financial interest; (ii) property now or hereafter in the Pittsburgh Bank’s possession or under the Pittsburgh Bank’s control other than by reason of any PFI Agreement; or (iii) deposits or other indebtedness which may be or might become security for performance or payment of any obligations and liabilities of any PFI under the PFI Agreement by reason of the general description contained in any instrument other than the PFI Agreement held by the Pittsburgh Bank or by reason of any right of setoff, counterclaim, banker’s lien or otherwise. If, however, such property, deposit, indebtedness or the proceeds thereof shall actually be applied to the payment or reduction of principal, interest, fees, commissions or any other amounts owing by any PFI in connection with any Program Loan which the Pittsburgh Bank shall have sold to the MPF Provider, then the MPF Provider shall be entitled to such application with respect to such Loan.

       7.5. Exculpation of MPF Provider. Neither the MPF Provider nor any of its shareholders, directors, officers, employees or agents shall be liable to the Pittsburgh Bank for any obligation, undertaking, act or judgment of any Borrower, any guarantor or any other person liable on a Mortgage Loan, or be bound to ascertain or inquire as to the performance or observance of any provision of any Mortgage Loan or any of the Mortgage Loan Documents.

       7.6. Mediation of Disputes; Jurisdiction and Venue. (a)Neither the Pittsburgh Bank nor the MPF Provider shall institute a proceeding before any tribunal to resolve any controversy or claim arising out of or relating to the Agreement, or the breach, termination or invalidity thereof (a “Dispute”), before such party has sought to resolve the dispute through mediation. If the parties do not promptly agree on a mediator, either party may request the then Chairman of the Board of the Finance Board to appoint a mediator. All mediation proceedings under the Agreement shall be held in Washington, D.C. or such other location as the parties may agree upon. If the mediator is unable to facilitate a settlement of the Dispute within a reasonable time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and the complaining party may then pursue any other remedy available to it at law or in equity. The fees and expenses of the mediator shall be paid by the party initiating mediation.

(b) The Pittsburgh Bank hereby consents to the exercise of jurisdiction over its person and its property by any court of competent jurisdiction situated in the State of Illinois (whether it be a court of the State of Illinois or a court of the United States of America situated in Illinois) for the enforcement of this Agreement or in any other controversy, dispute or question arising hereunder, and the Pittsburgh Bank hereby waives any and all personal or other rights to object to such jurisdiction for such purposes. The Pittsburgh Bank, for itself and its successors and assigns, hereby waives any objection which it may have to the laying of venue of any such action, suit or proceeding in any such court; provided, that the provisions of this paragraph shall not be deemed to preclude any other appropriate forum. If such litigation is commenced at any time, the Pittsburgh Bank agrees that service of process may be made, and personal jurisdiction over the Pittsburgh Bank obtained, by service of a copy of the summons, complaint and other pleadings required to commence such litigation by United States certified or registered mail, return receipt requested, addressed to the Pittsburgh Bank at its address for notices as provided in this Agreement. The Pittsburgh Bank waives all claims of lack of effectiveness or error by reason of any such service.

ARTICLE VIII
MISCELLANEOUS

     8.1. Notices. Whenever notice is required under this Agreement or by applicable law, it must be given as described in this section, unless otherwise expressly provided in this Agreement. All demands, notices and communications under this Agreement shall be in writing (except as expressly provided in Section 8.2. below) and shall be either (i) delivered in person, (ii) sent by certified United States mail, postage prepaid, return receipt requested, (iii) sent by facsimile transmission, or (iv) sent through a nationally recognized overnight delivery service, addressed at the applicable party’s address. Any such notice shall be deemed delivered upon the earlier of actual receipt and, in the case of notice by United States mail, three Business Days after deposit with the United States post office, and in the case of notice by overnight courier, the Business Day immediately following the date so deposited with the overnight delivery service.

     8.2. The Guides and Other Documents. Copies of the Guides, including (without limitation) any amendments or supplements, or of any changes or pronouncements with respect thereto, shall be provided from time to time by the MPF Provider, at its option, either (a) by regular mail or otherwise, or (b) electronically to the Pittsburgh Bank.

     8.3. Addresses. For purposes of this Agreement, the addresses and facsimile numbers for the MPF Provider and the Pittsburgh Bank and the electronic transmission information for the Pittsburgh Bank) are as set forth below their respective signatures to this Agreement. Any such change must be given in writing and given in accordance with the provisions of Section 8.1., but shall be effective only upon actual receipt.

     8.4. Effect of Agreement and Relationship of Parties. The MPF Provider will have no obligation or responsibility to the Pittsburgh Bank except as specifically stated herein, and the MPF Provider shall not have a fiduciary duty to the Pittsburgh Bank except as set forth in Section 5.1. of this Agreement. The Pittsburgh Bank will have no obligation or responsibility to the MPF Provider except as specifically stated herein, and the Pittsburgh Bank shall not have a fiduciary duty to the MPF Provider except as set forth in Section 7.4. (c) of this Agreement. This Agreement constitutes the entire agreement among the parties, and no representation, promise, inducement or statement of intent has been made by the MPF Provider to the Pittsburgh Bank which is not embodied in this Agreement. This Agreement supersedes the letter of intent dated as of March 31, 1998, previously executed by the parties.

     8.5. Execution in Counterparts; Facsimile Execution Permitted. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. The parties further agree that this Agreement and signature pages thereof may be transmitted between them by facsimile machine and that counterpart facsimile copies are included in the Agreement. The parties intend that faxed signatures may constitute original signatures and that a faxed signature page containing the signature (original or faxed) of all parties is binding on the parties.

     8.6. Governing Law. This Agreement shall be a contract made under, and governed in every respect by, the internal laws (and not the conflicts law) of the State of Illinois.

     8.7. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     8.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the MPF Provider and the Pittsburgh Bank and their respective successors and permitted assigns (subject to Section 5.11).

     8.9. Waivers and Amendments. No delay on the part of the either party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by one party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment to, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless in writing and executed and delivered by the MPF Provider and the Pittsburgh Bank, except for the subsequent modifications to the FHLB Guide which may be made by the MPF Provider after consultation with all the MPF Banks.

     8.10. References to Sections, Exhibits and Agreement; Captions. Unless otherwise indicated either expressly or by context, any reference in this Agreement to a “Section” or “Exhibit” shall be deemed to refer to a Section of or Exhibit to this Agreement. All references herein to this “Agreement” shall, as of any time after the date hereof, be deemed to include all amendments hereto which have been made prior to such time in accordance with Section 8.9. Article and Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

     8.11. Specific Performance. The parties hereto recognize and agree that it may be impossible to measure in money the damages which will accrue to any party hereto or its successors or assigns by reason of a failure to perform any of the obligations arising under this Agreement. Therefore, if a party or its successors or assigns shall institute any action or proceeding to enforce any provision hereof, any party against whom such action or proceeding is brought hereby agrees that specific performance may be sought and obtained for any breach of this Agreement, without the necessity of providing actual damages.

          8.12. Mediation of Disputes; Jurisdiction and Venue. (a) Neither the Pittsburgh Bank nor the MPF Provider shall institute a proceeding before any tribunal to resolve any controversy or claim arising out of or relating to the Agreement, or the breach, termination or invalidity thereof (a “Dispute”), before such party has sought to resolve the dispute through mediation. If the parties do not promptly agree on a mediator, either party may request the then Chairman of the Board of the Finance Board to appoint a mediator. All mediation proceedings under the Agreement shall be held in Washington, D.C. or such other location as the parties may agree upon. If the mediator is unable to facilitate a settlement of the Dispute within a reasonable time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and the complaining party may then pursue any other remedy available to it at law or in equity. The fees and expenses of the mediator shall be paid by the party initiating mediation, unless the parties agree otherwise.

(b) The Pittsburgh Bank hereby consents to the exercise of jurisdiction over its person and its property by any court of competent jurisdiction situated in the State of Illinois (whether it be a court of the State of Illinois or a court of the United States of America situated in Illinois) for the enforcement of this Agreement or in any other controversy, dispute or question arising hereunder, and the Pittsburgh Bank hereby waives any and all personal or other rights to object to such jurisdiction for such purposes. The Pittsburgh Bank, for itself and its successors and assigns, hereby waives any objection which it may have to the laying of venue of any such action, suit or proceeding in any such court; provided, that the provisions of this paragraph shall not be deemed to preclude any other appropriate forum. If such litigation is commenced at any time, the parties agrees that service of process may be made, and personal jurisdiction over either party obtained, by service of a copy of the summons, complaint and other pleadings required to commence such litigation by United States certified or registered mail, return receipt requested, addressed to such party at its address for notices as provided in this Agreement. The Pittsburgh

Bank and MPF Provider waive all claims of lack of effectiveness or error by reason of any such service.

     8.13. Option to Modify the Agreement. The Pittsburgh Bank shall have the right to have this Agreement modified to conform to the terms and provisions accepted by any subsequent MPF Banks in negotiating a similar agreement with the MPF Provider, subject to the limitation that the Pittsburgh Bank must elect all the modifications made for any other MPF Bank in its agreement with the MPF Provider rather than select some modifications and not others.

IN WITNESS WHEREOF, each of the MPF Banks and the MPF Provider has caused this Agreement to be executed by its duly authorized officers, as of the dates first above written.

MPF PROVIDER:

FEDERAL HOME LOAN BANK OF CHICAGO

By:	/s/ Alex J. Pollock

Alex J. Pollock, President & Chief Executive Officer

Address :	111 East Wacker Drive, Suite 700
Chicago, Illinois 60601
Attention: Mr. Kenneth L. Gould
Executive Vice President

Facsimile No.: (312) 565-5855

Electronic Transmission: kgould@fhlbc.com

MPF BANK:

FEDERAL HOME LOAN BANK OF PITTSBURGH

By:	/s/ James D. Roy

James D. Roy, President & CEO

By:	/s/ Jane P. Duffy

Jane P. Duffy, Senior Vice President

Address :	601 Grant Street, 15th Floor
Pittsburgh, Pennsylvania 15219-4455
Attention: MPF Operations Manager

Facsimile No.: (412) 288-7318

Electronic Transmission: renee.pfender@fhlb-pgh.com

FIRST AMENDMENT TO
MORTGAGE PARTNERSHIP FINANCE®
SERVICES AGREEMENT

THIS FIRST AMENDMENT TO THE SERVICES AGREEMENT (the “Amendment”) is made as of the 8th day of May, 2000, between the FEDERAL HOME LOAN BANK OF CHICAGO (the “MPF® Provider”) and the FEDERAL HOME LOAN BANK OF PITTSBURGH (the “Pittsburgh Bank”).

RECITALS:

WHEREAS, the Pittsburgh Bank and the MPF Provider have previously entered into that certain MORTGAGE PARTNERSHIP FINANCE Services Agreement dated April 30, 1999 (the “Agreement”) pursuant to which the parties agreed, among other things, to make the MORTGAGE PARTNERSHIP FINANCE (MPF) Program available to members of the Pittsburgh Bank; and

WHEREAS, other Federal Home Loan Banks participating in the MPF Program (“MPF Banks”) have requested certain changes which would effect the Clearing Account established by the Pittsburgh Bank as required by the Agreement, and the MPF Provider is willing to make such changes.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants contained herein and in the Agreement, the parties here agree as follows:

1. The Agreement is hereby amended by deleting Section 5.11.3. in its entirety and substituting the following in its place:

     Section 5.11.3. Interest on Clearing Account.

     The MPF Provider will credit to the Pittsburgh Bank’s Clearing Account interest on the outstanding balance thereof from time to time at the rate of interest paid by the MPF Provider to all MPF Banks under the MPF Program, as the same is published in the FHLB Guide from time to time (the “MPF Bank Rate”). Until such time as the MPF Bank Rate is published in the FHLB Guide, the MPF Bank Rate, for any day, shall be equal to the MPF Provider’s Fed Funds Rate for that day less 5 basis points (0.05%). For purposes of this Agreement, the term “Fed Funds Rate” shall mean, for any day, a rate equal to the weighted average rate the MPF Provider earns on its overnight investments in the federal funds market, determined as of the close of business for that day. In the event that any withdrawal from the Pittsburgh Bank’s Clearing Account shall cause the balance in such account to become negative, such deficit shall be deemed a loan from the MPF Provider to the Pittsburgh Bank, payable upon demand and bearing interest at a the rate charged by the MPF Provider to all MPF Banks under the MPF Program, as the same is published in the FHLB Guide from time to time (the “MPF Bank Default Rate”). Until such time as the MPF Bank Default Rate is published in the FHLB Guide, the MPF Bank Default Rate, for any day, shall be equal to the MPF Bank Rate for that day plus 200 basis points (2.0%).

2. Except for the foregoing amendment, the Agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

FEDERAL HOME LOAN BANK OF CHICAGO		FEDERAL HOME LOAN BANK OF PITTSBURGH

By:	/s/ Kenneth L. Gould	By:	/s/ Craig C. Howie

Name: Kenneth L. Gould		Name: Craig C. Howie

Title: Executive Vice President		Title: Senior Vice President and Chief Credit Officer

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SECOND AMENDMENT TO
MORTGAGE PARTNERSHIP FINANCE®
SERVICES AGREEMENT

THIS SECOND AMENDMENT TO SERVICES AGREEMENT (the “Amendment”) is made as of the 19th day of May, 2000, between the FEDERAL HOME LOAN BANK OF CHICAGO (the “MPF® Provider”) and the FEDERAL HOME LOAN BANK OF PITTSBURGH (the “Pittsburgh Bank”).

RECITALS:

WHEREAS, the Pittsburgh Bank and the MPF Provider have previously entered into that certain MORTGAGE PARTNERSHIP FINANCE Services Agreement dated as of April 30, 1999, and amended by a First Amendment dated May 8, 2000 (together, the “Agreement”) pursuant to which the parties agreed, among other things, to make the MORTGAGE PARTNERSHIP FINANCE Program available to members of the Pittsburgh Bank; and

WHEREAS, the parties desire to amend the Agreement to change the MPF Provider’s interest in any Designated Loans purchased pursuant to the Specified MCs (hereinafter defined), and to permit, for any given Business Day, exercise of either a “100 % liquidity option” for all Delivery Commitments issued by the Pittsburgh Bank, or a “variable liquidity option” solely for Delivery Commitments for the Specified MCs, as set forth in this Amendment. Any capitalized terms not defined in this Amendment shall have the meaning assigned to them in the Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants contained herein and in the Agreement, the parties here agree as follows:

1. The Agreement is hereby amended with respect to the Specified MCs only, but not with respect to any other Master Commitments, by amending Section 7.1.1. by inserting a subsection heading “(a)” at the beginning of the text (following the heading) and by adding the following as a new subsection (b):

(b) In lieu of the Designated Loans provided for in Section 7.1 .1. (a) above, the Pittsburgh Bank shall have the right to change the participation percentage to be transferred to the MPF Provider with respect to Designated Loans by notifying the MPF Provider, not later than 9:00 a.m. Central Time, on a given Business Day of the participation percentage to be between 26% and 100% (“Designated Percentage Interest”) with respect to any Delivery Commitments issued with respect to the Specified MCs for that Business Day (“Designated Delivery Commitments”). The MPF Provider hereby agrees to acquire the Designated Percentage Interest in the Program Loans purchased under Designated Delivery Commitments issued pursuant to the Specified MCs (also called “Designated Loans”). Any notice of Designated Percentage Interest must be given to the MPF Provider in writing, whether electronically or by facsimile or as otherwise provided for giving notices under the Agreement (or may be given telephonically if confirmed in writing in electronic or paper format), and shall also specify the percentage interest(s) of any participating MPF Banks in the Designated Loans under the Designated Delivery Commitments (provided such MPF Bank has executed an authorization to the MPF Provider to administer its participation in the Designated Loans). The MPF Provider’s participation interest in the Program Loans purchased under Designated Delivery Commitments shall be pursuant to the Liquidity Option MPF Participation Agreement dated as of April 30,1999, as the same may be amended from time to time.

2. The Agreement is hereby amended with respect to the Specified MCs only, and not with respect to any other Master Commitments, by adding the following definition to Article I:

     “Specified MCs” shall mean either or both of, as the context requires, (i) the Master Commitment the Pittsburgh Bank entered into with Chase Manhattan Bank USA, National Association, Number 7193, dated April 11, 2000 for up to $ 10 billion, and (ii) the Master Commitment the Pittsburgh Bank entered into with Travelers Bank & Trust, FSB, Number 7213, dated May 8, 2000 for up to $ 6 billion.

3. The Agreement is hereby amended with respect to the Specified MCs only, and not with respect to any other Master Commitments, by adding the following sentence to the end of Section 5.12.:

Without limiting the foregoing, the Pittsburgh Bank may grant the Federal Home Loan Bank of New York (“New York Bank”) the right to transfer participation interests in Program Loans the New York Bank acquires from the Pittsburgh Bank to any members of the New York Bank.

4. Except for the amendments contained herein, the Agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

FEDERAL HOME LOAN BANK OF CHICAGO		FEDERAL HOME LOAN BANK OF PITTSBURGH

By:	/s/ Kenneth L. Gould	By:	/s/ Craig C. Howie

Name:		Name: Craig C. Howie

Title:		Title: Senior Vice President

2

	111 East Wacker Drive	Chicago, Illinois 60601	(312) 565-5700

August 21, 2000

VIA FACSIMILE

Mr. Craig C. Howie
Senior Vice President and Chief Credit Officer
Federal Home Loan Bank of Pittsburgh
601 Grant Street
Pittsburgh, PA 15219

Re: mortgage partnership finance® (“mpf”®) Program — Clarification and Correction of Second Amendment to Services Agreement

Dear Craig,

This serves to clarify and correct that certain Second Amendment to mortgage partnership finance Services Agreement between the parties dated as of May 19, 2000, (the “Second Amendment”) which amended the Services Agreement dated April 30, 1999, previously amended by a First Amendment dated May 8, 2000 (the “Services Agreement”) between the Federal Home Loan Bank of Chicago (the “MPF Provider”) and the Federal Home Loan Bank of Pittsburgh (the “Pittsburgh Bank”). Any capitalized terms not defined herein shall have the meaning set forth in the Second Amendment or the Services Agreement, as applicable.

The Second Amendment permits the Pittsburgh Bank, for any given Business Day, to either exercise a “100% liquidity option” for all Delivery Commitments issued by the Pittsburgh Bank, or a “variable liquidity option” solely for Delivery Commitments for the Specified MCs, and the parties desire to clarify and correct that provision to reflect their understanding that the Pittsburgh Bank is permitted to both the exercise of the “100% liquidity option” under Section 7.1.1(a) with respect to all Master Commitments other than the Specified MCs, and may exercise a “variable liquidity option” for the Specified MCs on the same Business Day under Section 7.1.1 (b).

Therefore, the phrase “In lieu of the Designated Loans provided for in Section 7.1.1 (a) above” appearing in Section 7.1.1(b) of the Services Agreement as amended by the Second Amendment, shall not be deemed to limit the Pittsburgh Bank’s rights to either exercise a liquidity option under §7.1.1 for all Master Commitments or §7.1.1 (b) for the Specified MCs, but shall be understood to permit either the exercise of §7.1.1(a) or §7.1.1(b) solely with respect to the Specified MCS, while the exercise of the “100% liquidity option” under §7.1.1 would apply continue to be available with respect to any Master Commitments other than the Specified MCs.

Mr. Craig C. Howie
Federal Home Loan Bank of Pittsburgh
August 21, 2000

If the foregoing reflects the Pittsburgh Bank’s understanding regarding the Second Amendment and the Services Agreement, please indicate that acceptance by signing below and having a signed copy of this letter returned to the mpf Provider.

Sincerely,

/s/ Kenneth L. Gould
Kenneth L. Gould
Executive Vice President
MORTGAGE PARTNERSHIP FINANCE Group

Accepted this 23rd day of August, 2000 by
FEDERAL HOME LOAN BANK OF PITTSBURGH

By:	/s/ Craig C. Howie

Title: Senior Vice President

cc:	Peter E. Gutzmer
Frank D. Whelan
Sybil C. Malinowski

THIRD AMENDMENT TO
MORTGAGE PARTNERSHIP FINANCE®
SERVICES AGREEMENT

THIS THIRD AMENDMENT TO SERVICES AGREEMENT (the “Amendment”) is made as of the 1st day of February, 2001, between the FEDERAL HOME LOAN BANK OF CHICAGO (the “MPF® Provider”) and the FEDERAL HOME LOAN BANK OF PITTSBURGH (the “Pittsburgh Bank”).

RECITALS:

WHEREAS, the Pittsburgh Bank and the MPF Provider have previously entered into that certain mortgage partnership finance Services Agreement dated as of April 30, 1999, and amended by a First Amendment dated May 8, 2000, a Second Amendment dated May 19, 2000, and two supplemental letters dated May 16, 2000 and August 21, 2000 (together, the “Agreement”) pursuant to which the parties agreed, among other things, to make the mortgage partnership finance Program available to members of the Pittsburgh Bank; and

WHEREAS, the Pittsburgh Bank desires to enter into a Master Commitment for the Original MPF for FHA Insured /VA Guaranteed Loans dated February 1, 2001 (the “Nat City Government MC”) with National City Bank of Pennsylvania (“Nat City”) and to utilize a form for the Nat City Government MC that is not the currently published form provided by the MPF Provider for such purpose, and the MPF Provider is willing to consent to such non-standard form to evidence the Nat City Government MC, subject to the terms and conditions of this Amendment. Any capitalized terms not defined in this Amendment shall have the meaning assigned to them in the Agreement, which includes those terms defined in the PFI Agreement and the Guides and by reference included in the Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants contained herein and in the Agreement, the parties here agree as follows:

1. The Agreement is hereby amended with respect to the Nat City Government MC only, but not with respect to any other Master Commitments, by amending Section 2.5 so that the Nat City Government MC shall be excluded from the grant by the Pittsburgh Bank of a Transaction Services Participation to the MPF Provider, and the MPF Provider shall waive its right to receive a Transaction Services Participation in the Nat City Government MC.

2. The Pittsburgh Bank anticipates purchasing Three Hundred Million Dollars ($300,000,000) of FHA/VA Loans under the Nat City Government MC, and that the foregone Transaction Services Participation that would otherwise have been granted to the MPF Provider is an amount equal to twenty-five percent (25%) of the final amount of Program Loans delivered under the Nat City Government MC, such amount to be determined at the time the Nat City Government MC is filled or expires, whichever comes first (such, amount referred to herein as the “Forgone Participation Amount”). In consideration of waiving its right to receive a Transaction Services Participation under the Nat City Government MC, the MPF Provider agrees to accept in lieu thereof: (i) an increased percentage Transaction Services Participation from 25% to such percentage necessary to give the MPF Provider an anticipated additional interest equal to two-thirds of the Forgone Participation Amount in a Conventional Loan Master Commitment executed by the Pittsburgh Bank on or before August 14, 2001 (“Substitute Conventional MC”); and (ii) an increased percentage Transaction Services Participation from 25% to such percentage necessary to give the MPF Provider an anticipated additional interest equal to one-third of the Forgone Participation Amount in a Master Commitment for the Original MPF for FHA Insured /VA Guaranteed Loans executed by the Pittsburgh Bank on or before August 14, 2001 (“Substitute Government MC”, and together with the Substitute Conventional MC referred to as the “Substitute MCs”), provided, however, that if such increased Transaction Services Participation equal to the Forgone Participation Amount is not granted to the MPF Provider on or before August 14, 2001, then commencing in September, 2001, the MPF Provider shall charge the Pittsburgh Bank a Transaction Services Fee with respect to the Nat City Government MC (the first fee covering the period from February through August, and each month thereafter covering each preceding month), and the Pittsburgh Bank shall pay to the MPF Provider a monthly Transaction Services Fee, based on an annual rate of ten basis points (0.10%), on the outstanding principal balances of the Loans in the Nat City Government MC as compensation for the services to be provided to the Pittsburgh Bank under the Agreement for the Nat City Government MC, all payments to be made by the MPF Provider debiting the Pittsburgh Bank’s Clearing Account.

3. The parties agree that at the time the Substitute MCs are filled or expire, if the amount of the Participation Share granted to the MPF Provider under the Substitute MCs is less than 90% of an amount equal to the Forgone Participation Amount plus twenty-five percent (25%) of the amount of Program Loans delivered under the Substitute MCs (such difference referred to as the “Participation Shortfall”), then the Pittsburgh Bank shall grant increased Participation Shares to the MPF Provider in the next Master Commitments executed by the Pittsburgh Bank (for Conventional Loans and Government Loans) in the aggregate amount equal to the Participation Shortfall, such Participation Interest to be allocated between the two Master Commitments in the same ratio as that provided for the Substitute MCs.

4. The Agreement is hereby amended with respect to the Nat City Government MC only, but not with respect to any other Master Commitments, by amending Section 7.1.1. so that in the event the Pittsburgh Bank elects to exercise the Liquidity Option granted thereunder and Nat City requests any Delivery Commitments under the Nat City Government MC, the MPF Provider shall notify Nat City that no Delivery Commitments will be issued for the remainder of the Business Day, or such longer period for which the Pittsburgh Bank has exercised its Liquidity Option, with respect to the Nat City Government MC, unless the Pittsburgh Bank expressly excludes the Nat City Government MC from its Liquidity Option notice.

5. Except for the amendments contained herein, the Agreement remains unmodified and in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

FEDERAL HOME LOAN BANK OF CHICAGO		FEDERAL HOME LOAN BANK OF PITTSBURGH

By:	/s/ Kenneth L. Gould	By:	/s/ William G. Batz

Name: Kenneth L. Gould		Name: William G. Batz
Title: Executive Vice President		Title: Executive Vice President / COO

		By:	/s/ Craig C. Howie

Name: Craig C. Howie
Title: Senior Vice President / CCO

3

111 East Wacker Drive	Chicago, Illinois 60601	(312) 565-5700

January 31, 2002

Mr. Craig C. Howie
Senior Vice President and
     Chief Credit Officer
Federal Home Loan Bank of Pittsburgh
601 Grant Street
Pittsburgh, PA 15219

RE:     Third Amendment to MORTGAGE PARTNERSHIP FINANCE® Services Agreement

Dear Craig:

The Federal Home Loan Bank of Pittsburgh (the “Pittsburgh Bank”) and the Federal Home Loan Bank of Chicago in its capacity as MPF Provider (the “MPF Provider”) entered into a MORTGAGE PARTNERSHIP FINANCE Services Agreement dated as of April 30, 1999 (the “Services Agreement”), which was amended by First and Second Amendments dated May 8, 2000 and May 19, 2000 respectively, and with two supplemental letters dated May 16, 2000 and August 21, 2000. The Services Agreement was further amended by a Third Amendment dated as of February 1, 2001 (the “Third Amendment”), which required the Pittsburgh Bank to take certain actions in connection with an MPF® Master Commitment to purchase Government Mortgages dated February 1, 2001 and issued to National City Bank of Pennsylvania (the “Nat City Commitment”).

In response to your request, the MPF Provider hereby affirms that the Pittsburgh Bank has complied with all conditions of the Third Amendment. Consequently, the MPF Provider and the Pittsburgh Bank hereby acknowledge that, except for the waivers granted in Section 1 of the Third Amendment, the terms and conditions set forth in the Third Amendment shall cease to apply to either party and that the Services Agreement shall continue to be in full force and effect and unamended as if the Third Amendment had never been executed by the parties.

If the above paragraphs are consistent with your understanding of the status of the Third Amendment, please sign and return to me the enclosed copy of this letter.

Sincerely,

/s/ Kenneth L. Gould
Kenneth L. Gould
Executive Vice President
Mortgage Partnership Finance Group

Agreed and acknowledged by:
FEDERAL HOME LOAN BANK OF PITTSBURGH

By:	/s/ Craig C. Howie
Typed Name:	Craig C. Howie
Title:	Senior Vice President
Date:	2/4/02

FOURTH AMENDMENT TO
MORTGAGE PARTNERSHIP FINANCE®
SERVICES AGREEMENT

THIS FOURTH AMENDMENT TO SERVICES AGREEMENT (the “Amendment”) is made as of the 1st day of October, 2003, between the FEDERAL HOME LOAN BANK OF CHICAGO (the “MPF® Provider”) and the FEDERAL HOME LOAN BANK OF PITTSBURGH (the “Pittsburgh Bank”).

RECITALS:

WHEREAS, the Pittsburgh Bank and the MPF Provider have previously entered into that certain MORTGAGE PARTNERSHIP FINANCE Services Agreement dated as of April 30, 1999, and amended by a First Amendment dated May 8, 2000, a Second Amendment dated May 19, 2000, Third Amendment dated February 1, 2001, and two supplemental letters dated May 16, 2000 and August 21, 2000 (together, the “Agreement”) pursuant to which the parties agreed, among other things, to make the MORTGAGE PARTNERSHIP FINANCE Program available to members of the Pittsburgh Bank; and

WHEREAS, the Pittsburgh Bank has requested that the MPF Provider make a lump sum payment of the Participation Fees payable by the MPF Provider under Section 2.4 of the Agreement, and the MPF Provider is willing to do so. Any capitalized terms not defined in this Amendment shall have the meaning assigned to them in the Agreement, which includes those terms defined in the PFI Agreement and the Guides and by reference included in the Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants contained herein and in the Agreement, the parties here agree as follows:

1. The MPF Provider hereby agrees to pay the Pittsburgh Bank the sum of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) (the “Settlement Amount”) on October 7, 2003 in full and final settlement of its obligation to pay the Regular Participation Fee previously provided in Section 2.4 (a) of the Agreement, and upon making the payment as provided in Section 2 of this Amendment, the MPF Provider shall be relieved of its obligation to pay any and all Regular Participation Fees and Additional Participation Fees under the terms of the Agreement. The parties agree that the Settlement Amount is the present value of the uncertain future Regular Participation Fee and uncertain future Additional Participation Fee that would otherwise have been payable under Section 2.4 of the Agreement.

2. Effective October 1, 2003, Section 2.4 of the Agreement is hereby deleted in its entirety and the following is hereby substituted in its place:

     2.4. Participation Fees.

     On October 7, 2003, the MPF Provider shall pay the lump sum of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) to the Pittsburgh Bank which amount is the present value of the uncertain future monthly Regular Participation Fee and Additional Participation Fee previously required under Section 2.4 of the Agreement, by crediting the Pittsburgh Bank’s Clearing Account.

3. Except for the amendments contained in this Amendment, the Agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

FEDERAL HOME LOAN BANK OF CHICAGO		FEDERAL HOME LOAN BANK OF PITTSBURGH

By:	/s/ Kenneth L. Gould	By:	/s/ William G. Batz

	Kenneth L. Gould	Name:	William G. Batz
	Executive Vice President	Title:	C.O.O.

		By:	/s/ Craig C. Howie

		Name:	Craig C. Howie
		Title:	C.C.O.

MORTGAGE PARTNERSHIP FINANCE® and MPR® are registered trademarks of the Federal Home Loan Bank of Chicago.

FIFTH AMENDMENT TO
MORTGAGE PARTNERSHIP FINANCE®
SERVICES AGREEMENT

THIS FIFTH AMENDMENT TO SERVICES AGREEMENT (the “Amendment”) is made as of the 5th day of November, 2003, between the FEDERAL HOME LOAN BANK OF CHICAGO (the “MPF® Provider”) and the FEDERAL HOME LOAN BANK OF PITTSBURGH (the “Pittsburgh Bank”).

RECITALS:

WHEREAS, the Pittsburgh Bank and the MPF Provider have previously entered into that certain MORTGAGE PARTNERSHIP FINANCE Services Agreement dated as of April 30, 1999, and amended by a First Amendment dated May 8, 2000, a Second Amendment dated May 19, 2000, Third Amendment dated February 1, 2001, Fourth Amendment dated October 1, 2003, and two supplemental letters dated May 16, 2000 and August 21, 2000 (together, the “Agreement”) pursuant to which the parties agreed, among other things, to make the MORTGAGE PARTNERSHIP FINANCE Program available to members of the Pittsburgh Bank; and

WHEREAS, the Pittsburgh Bank desires to enter into a Three Billion Dollar ($3,000,000,000) MPF Plus Master Commitment, bearing Number 7977 (“MC 7977”) with National City Bank of Pennsylvania (“Nat City”); and

WHEREAS, the parties have agreed that the Pittsburgh Bank will retain a 75% interest in MC 7977 and will transfer a 25% Participation Share to the MPF Provider under MC 7977, subject to the terms and conditions of this Amendment. Any capitalized terms not defined in this Amendment shall have the meaning assigned to them in the Agreement, which includes those terms defined in the PFI Agreement and the Guides and by reference included in the Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants contained herein and in the Agreement, the parties here agree as follows:

1. Section 7.1.1 of the Agreement is hereby amended with respect to the MC 7977 only, but not with respect to any other Master Commitments, so that the Pittsburgh Bank may elect (i) to exercise the Liquidity Option granted by Section 7.1.1, and expressly include MC 7977 in its Liquidity Option notice, in which case the MPF Provider will deactivate MC 7977 for the remainder of the Business Day, (ii) to exercise the Liquidity Option granted by Section 7.1.1, and expressly exclude MC 7977 from its Liquidity Option notice, or (iii) to give a Liquidity Option notice solely for MC 7977 for the Business Day as provided in the FHLB Guide, in which case the MPF Provider will deactivate MC 7977 for the remainder of the Business Day. If Nat City requests any Delivery Commitments under MC 7977 after the Pittsburgh Bank has delivered a Liquidity Option notice that pertains to or includes MC 7977, the MPF Provider shall inform Nat City that MC 7977 has been deactivated at the request of the Pittsburgh Bank.

2. The Pittsburgh Bank agrees that it will not approve the PFI exceeding the monthly maximum for all Conventional Loans of $650 Million set forth in Section 10 of the Addendum to MC 7977, without first obtaining the written agreement of the MPF Provider. Further, the Pittsburgh Bank agrees that in the event the PFI breaches the representation and warranty in said

Section 10 and the Bank requires the repurchase of any Mortgage due to such breach, the Pittsburgh Bank will reimburse the MPF Provider for its pro rata share of the Loan Repurchase Amount as calculated in accordance with Chapter 24.3.2 of the Origination Guide without regard to whether the Pittsburgh Bank ever receives or collects the Loan Repurchase Amount from the PFI with respect to each such Mortgage.

3. The Pittsburgh Bank agrees to require Nat City to contact the Pittsburgh Bank prior to requesting the issuance of any Delivery Commitment issued under MC 7977, and to obtain the Pittsburgh Bank’s approval for such Delivery Commitment. Further, the parties agree that the MPF Provider shall be entitled to presume that Nat City has obtained the Pittsburgh Bank’s prior approval whenever Nat City requests a Delivery Commitment under MC 7977.

4. Except for the amendments contained in this Amendment, the Agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

FEDERAL HOME LOAN BANK OF CHICAGO		FEDERAL HOME LOAN BANK OF PITTSBURGH

By:	/s/ Thomas D. Sheehan	By:	/s/ William G. Batz

Name:	Thomas D. Sheehan	Name:

Title:	Senior Vice President	Title:

		By:	/s/ James D. Roy

Name:

Title:

MORTGAGE PARTNERSHIP FINANCE® and MPR® are registered trademarks of the Federal Home Loan Bank of Chicago.

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SIXTH AMENDMENT TO
MORTGAGE PARTNERSHIP FINANCE®
SERVICES AGREEMENT

THIS SIXTH AMENDMENT TO SERVICES AGREEMENT (the “Amendment”) is made as of the 15th day of March, 2004, between the FEDERAL HOME LOAN BANK OF CHICAGO (the “MPF® Provider”) and the FEDERAL HOME LOAN BANK OF PITTSBURGH (the “Pittsburgh Bank”).

RECITALS:

WHEREAS, the Pittsburgh Bank and the MPF Provider have previously entered into that certain MORTGAGE PARTNERSHIP FINANCE Services Agreement dated as of April 11, 2000, and amended by two supplemental letters dated May 16, 2000 and August 21, 2000, and five prior amendments dated May, 8, 2000, May 19, 2000, February 1, 2001, October 1, 2003, November 5, 2003 (together, the “Agreement”) pursuant to which the parties agreed, among other things, to make the MORTGAGE PARTNERSHIP FINANCE Program available to members of the Pittsburgh Bank; and

WHEREAS, the Pittsburgh Bank desires to enter into two new Master Commitments, one being a One Billion Dollar ($1,000,000,000) MPF Plus Master Commitment, bearing Number 8116 (“MC 8116”) and the other being a One Billion Dollar ($1,000,000,000) Original MPF for FHA/VA Master Commitment, bearing Number 8115 (“MC 8115), with CHASE MANHATTAN BANK U.S.A., NATIONAL ASSOCIATION (“Chase”); and

WHEREAS, the parties have agreed that the Pittsburgh Bank will retain a 75% interest in MC 8116 and MC 8115 (together, the “Subject MCs”) and will transfer a 25% Participation Share to the MPF Provider under the Subject MCs, subject to the terms and conditions of this Amendment. Any capitalized terms not defined in this Amendment shall have the meaning assigned to them in the Agreement, which includes those terms defined in the PFI Agreement and the Guides and by reference included in the Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants contained herein and in the Agreement, the parties here agree as follows:

1. Section 7.1.1 of the Agreement is hereby amended with respect to the Subject MCs only, but not with respect to any other Master Commitments, so that the Pittsburgh Bank may elect (i) to exercise the Liquidity Option granted by Section 7.1.1, and expressly include one or more of the Subject MCs in its Liquidity Option notice, in which case the specified Subject MCs will be inactive for the remainder of the Business Day (any of the Subject MCs not expressly included in the Liquidity Option notice shall automatically be excluded from the Liquidity Option), or (ii) to give a Liquidity Option notice solely for one or more of the Subject MCs for the Business Day as provided in the FHLB Guide, in which case the MPF Provider will deactivate the relevant Subject MCs for the remainder of the Business Day. If Chase requests Delivery Commitments under any of the Subject MCs after the Pittsburgh Bank has delivered a Liquidity Option notice that includes such Subject MCs, the MPF Provider may inform

Chase that the relevant Subject MCs have been deactivated at the request of the Pittsburgh Bank. Nothing in this Section is intended to amend or modify the terms of separate Actual/Actual Remittance Option Arrangements that govern Master Commitments serviced under the Actual/Actual Remittance Option.

2. The Pittsburgh Bank agrees that it will not approve Chase exceeding either the monthly maximum for all Conventional Loans of $250 Million set forth in the Addendum to MC 8116, or the monthly maximum for all Government Loans of $150 Million set forth in the Addendum to MC 8115, in either or both cases, without first obtaining the written agreement of the MPF Provider. Further, the Pittsburgh Bank agrees that in the event Chase breaches the representation and warranty in the Addenda to MC 8116 and MC 8115 with respect to the permitted Note Rate and the Bank requires the repurchase of any Mortgage due to such breach, the Pittsburgh Bank will reimburse the MPF Provider for its pro rata share of the Loan Repurchase Amount as calculated in accordance with Chapter 24.3.2 of the Origination Guide without regard to whether the Pittsburgh Bank ever receives or collects the Loan Repurchase Amount from Chase with respect to each such Mortgage.

3. The Pittsburgh Bank agrees to require Chase to contact the Pittsburgh Bank prior to requesting the issuance of any Delivery Commitment issued under any of the Subject MCs, and to obtain the Pittsburgh Bank’s approval for such Delivery Commitment. Further, the parties agree that the MPF Provider shall be entitled to presume that Chase has obtained the Pittsburgh Bank’s prior approval whenever Chase requests a Delivery Commitment under any of the Subject MCs.

4. The parties intend the FHLB Guide (referenced in and incorporated into the Agreement) to provide operational and administrative details that are not appropriate for the Agreement but which are binding on both parties, provided, however, to the extent that any provision the FHLB Guide conflicts with the provisions of the Agreement, the provisions of the Agreement controls.

5. Except for the amendments contained in this Amendment, the Agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

FEDERAL HOME LOAN BANK OF CHICAGO		FEDERAL HOME LOAN BANK OF PITTSBURGH

By:	/s/ Thomas D. Sheehan	By:	/s/ Craig C. Howie

Name:	Thomas D. Sheehan	Name:	Craig C. Howie
Title:	Sr. Vice President	Title:	Chief Credit Officer

		By:	/s/ Renee A. Pfender

		Name:	Renee A. Pfender
		Title:	Senior Vice President

MORTGAGE PARTNERSHIP FINANCE® and MPR® are registered trademarks of the Federal Home Loan Bank of Chicago.

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SEVENTH AMENDMENT TO
MORTGAGE PARTNERSHIP FINANCE®
SERVICES AGREEMENT

THIS SEVENTH AMENDMENT TO SERVICES AGREEMENT (the “Amendment”) is made as of the 25th day of May, 2004, between the FEDERAL HOME LOAN BANK OF CHICAGO (the “MPF® Provider”) and the FEDERAL HOME LOAN BANK OF PITTSBURGH (the “Pittsburgh Bank”).

RECITALS:

WHEREAS, the Pittsburgh Bank and the MPF Provider have previously entered into that certain MORTGAGE PARTNERSHIP FINANCE Services Agreement dated as of April 11, 2000, and amended by two supplemental letters dated May 16, 2000 and August 21, 2000, and five prior amendments dated May, 8, 2000, May 19, 2000, February 1, 2001, October 1, 2003, November 5, 2003 and March 15, 2004 (together, the “Agreement”) pursuant to which the parties agreed, among other things, to make the MORTGAGE PARTNERSHIP FINANCE Program available to members of the Pittsburgh Bank; and

WHEREAS, the Pittsburgh Bank desires to enter into, from time to time, certain Master Commitments in the amount of One Billion Dollars ($1,000,000,000) or greater (each, a “Subject MC” and collectively, the “Subject MCs”) with various participating financial institution members of the Pittsburgh Bank (each, a “Subject PFI”); and

WHEREAS, the parties have agreed that the Pittsburgh Bank will retain a 75% interest in each Subject MC and will transfer a 25% Participation Share to the MPF Provider under each Subject MC, subject to the terms and conditions of this Amendment, unless the parties agree otherwise in writing. Any capitalized terms not defined in this Amendment shall have the meaning assigned to them in the Agreement, which includes those terms defined in the PFI Agreement and the Guides and by reference included in the Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants contained herein and in the Agreement, the parties here agree as follows:

1 . It is understood that none of the Subject MCs and none of the Master Commitments serviced under the Actual/ Actual Remittance Option (“A/A MCs”) will be deemed to be included in, and subject to, a Liquidity Option notice given by the Pittsburgh Bank pursuant to Section 7.1.1 of the Agreement except to the extent that any one or more of the Subject MCs and/or A/A MCs are expressly included in such Liquidity Options Notice. Further, nothing in this Amendment is intended to amend or modify the terms of separate Liquidity Option arrangements that govern A/A MCs.

2. Section 7.1.1 of the Agreement is hereby amended with respect to the Subject MCs only, but not with respect to any other Master Commitments, so that the Pittsburgh Bank may elect (i) to exercise the Liquidity Option granted by Section 7.1.1, and expressly include one or more of the Subject MCs in its Liquidity Option notice, in which case the specified Subject MCs will be inactive for the remainder of the Business Day, or (ii) to give a Liquidity Option notice solely for one or more of the Subject MCs for the Business Day as provided in the FHLB Guide, in which case the MPF Provider will deactivate the relevant Subject MCs for the remainder of the Business Day. If a Subject PFI requests Delivery Commitments under one of its Subject MCs after the Pittsburgh Bank has delivered a Liquidity Option notice that includes such Subject MC, the MPF Provider may inform the Subject PFI that such Subject MC has been deactivated at the request of the Pittsburgh Bank.

3. The parties agree that each Subject MC (i) shall provide for a maximum dollar amount of Program Loans that can be delivered by the Subject PFI in any calendar month (the “Monthly Maximum”) and (ii) may limit the permitted Note Rate(s) for Mortgages to be delivered under such Subject MC. The Pittsburgh Bank agrees that it will not approve each Subject PFI exceeding the Monthly Maximum for all Conventional Loans or the Monthly Maximum for all Government Loans, as the case may be, for each Subject MC without first obtaining the written agreement of the MPF Provider.

4. The Pittsburgh Bank agrees that in the event a Subject PFI should breach the representation and warranty with respect to the permitted Note Rate(s) specified in a Subject MC and the Bank requires the repurchase of any Mortgage due to such breach, the Pittsburgh Bank will reimburse the MPF Provider for its pro rata share of the Loan Repurchase Amount as calculated in accordance with Chapter 24.3.2 of the Origination Guide without regard to whether the Pittsburgh Bank ever receives or collects the Loan Repurchase Amount from the Subject PFI with respect to each such Mortgage.

5. The Pittsburgh Bank agrees to require each Subject PFI to contact the Pittsburgh Bank prior to requesting the issuance of any Delivery Commitment issued under any of the Subject MCs, and to obtain the Pittsburgh Bank’s approval for such Delivery Commitment. Further, the parties agree that the MPF Provider shall be entitled to presume that each Subject PFI has obtained the Pittsburgh Bank’s prior approval whenever a Subject PFI requests a Delivery Commitment under any of the Subject MCs.

6. Except for the amendments contained in this Amendment, the Agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

FEDERAL HOME LOAN BANK OF CHICAGO		FEDERAL HOME LOAN BANK OF PITTSBURGH

By:	/s/ Thomas D. Sheehan	By:	/s/ Craig C. Howie

Name: Thomas D. Sheehan		Name: Craig C. Howie
Title: Sr. V. P.		Title: SVP

		By:	/s/ Renee A. Pfender

Name: Renee A. Pfender
Title: SVP

MORTGAGE PARTNERSHIP FINANCE® and MPR® are registered trademarks of the Federal Home Loan Bank of Chicago.

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